Exhibit 4.3

TBALT CORP., as Depositor

[     ],
as Securities Administrator and Master Servicer

[TAYLOR, BEAN & WHITAKER MORTGAGE CORP.], as Seller and Servicer

[     ], as Servicer

and

[     ], as Trustee

FORM OF

POOLING AND SERVICING AGREEMENT

Dated as of [     ]

TBW MORTGAGE TRUST
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES [     ]

i

ATTACHMENTS

Exhibit A-1	Form of Initial Certification
Exhibit A-2	Form of Interim Certification
Exhibit A-3	Form of Final Certification
Exhibit A-4	Form of Endorsement
Exhibit A-5	Form of Request For Release
Exhibit B	Form of Lost Note Affidavit
Exhibit C	Custodial Agreement
Exhibit D	Custodial Account Letter Agreement
Exhibit E	Escrow Account Letter Agreement
Exhibit F	Standard Layout For Monthly Defaulted Loan Report

Schedule A	Mortgage Loan Schedule
[Schedule B	Revolving Credit Loans Schedule]

v

This POOLING AND SERVICING AGREEMENT, dated as of [     ] (this “Agreement” or this “Pooling and Servicing Agreement”), is by and among TBALT CORP., a Delaware corporation, as depositor (the “Depositor”), [     ], as trustee (the “Trustee”), [     ], as securities administrator (in such capacity, the “Securities Administrator”) and master servicer (in such capacity, the “Master Servicer”) [, [     ], as a servicer (a “Servicer”)] and [TAYLOR, BEAN & WHITAKER MORTGAGE CORP.], a [Florida] corporation, as seller (in such capacity, the “Seller”) and [a] servicer (in such capacity, [the/a] “Servicer” and together with [     ], the “Servicers”).

PRELIMINARY STATEMENT

WHEREAS, the Depositor has acquired all of the rights, title and interest of the Seller in certain conventional, first and second lien, adjustable rate, residential mortgage loans identified in Schedule A hereto (the “Mortgage Loans”) from the Seller pursuant to the Mortgage Loan Purchase Agreement, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee hereunder for inclusion in the Trust Fund;

WHEREAS, the Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund;

WHEREAS, on the Closing Date, the Depositor will acquire the Certificates from the Trustee as consideration for its transfer to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund;

WHEREAS, the Depositor desires that the Servicer[s] service the Mortgage Loans upon such transfer to the Trustee pursuant to this Agreement, and the Servicer[s] [has/have] agreed to do so;

WHEREAS, the Master Servicer shall be obligated under this Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trust Fund, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer[s] under this Agreement upon the occurrence and continuance of a Servicing Event of Default as provided herein;

WHEREAS, the parties hereto acknowledge and agree that, at the direction of the Depositor, the Seller will assign all of its rights with respect to the Mortgage Loans to the Trustee;

WHEREAS, the Depositor desires to have the Securities Administrator perform certain duties consistent with the terms of this Agreement;

WHEREAS, the Securities Administrator has the capacity to provide the services required hereby and is willing to perform such services on the terms set forth herein; and

WHEREAS, the Trustee is accepting the Trust Fund created hereby.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

[REMIC TAX ANALYSIS TO BE PROVIDED FOR EACH TRANSACTION]

The following table sets forth (or describes) the class designation, Certificate Interest Rate, initial Class Principal Amount and minimum denomination for each Class of Certificates issued pursuant to this Agreement:

Class Designation	Certificate Interest Rate	Initial Class Principal Amount or Class Notional Amount	Minimum Denominations
Class [ ]	(1)	$[ ]	$	[ ]
Class [ ]	(2)	$[ ]	$	[ ]
Class [ ]	(3)	$[ ]	$	[ ]

(1)
[The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class [     ] Certificates is the per annum rate equal to the least of (i) LIBOR plus [     ]% per annum, (ii) the Maximum Certificate Interest Rate and (iii) the Available Funds Rate with respect to such Distribution Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class [     ] Certificates will be equal to LIBOR plus [     ]% per annum beginning on the Step-up Date (and the related Accrual Period) and on each Distribution Date (and the related Accrual Period) thereafter.]

(2)
[The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class [     ] Certificates is the per annum rate equal to the least of (i) LIBOR plus [     ]% per annum, (ii) the Maximum Certificate Interest Rate and (iii) the Available Funds Rate with respect to such Distribution Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class [     ] Certificates will be equal to LIBOR plus [     ]% per annum beginning on the Step-up Date (and the related Accrual Period) and on each Distribution Date (and the related Accrual Period) thereafter.]

(3)
[The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class [     ] Certificates is the per annum rate equal to the least of (i) LIBOR plus [     ]% per annum, (ii) the Maximum Certificate Interest Rate and (iii) the Available Funds Rate with respect to such Distribution Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class [     ] Certificates will be equal to LIBOR plus [     ]% per annum beginning on the Step-up Date (and the related Accrual Period) and on each Distribution Date (and the related Accrual Period) thereafter.]

[May vary in accordance with transaction.]

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. The following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage loan servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with Fannie Mae servicing practices and procedures, for MBS pool mortgages, as defined in the Fannie Mae Guides including future updates.

Accountant: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accounts: Any or all of the Custodial Accounts, the Escrow Accounts, the Collection Account, the Certificate Account, [the Capitalized Interest Account], [the Pre-Funding Account], [the Revolving Account] and any other accounts created or maintained by the Master Servicer, the Securities Administrator or the Servicer[s] pursuant to this Agreement.

Accrual Period: With respect to any Distribution Date and any Class of Certificates, the period beginning on immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

[Addition Notice: With respect to each sale of [Subsequent Mortgage Loans] [Additional Mortgage Loans] to the Trustee on behalf of the Trust Fund pursuant to Section [     ] of this Agreement, a notice from the Depositor substantially in the form of Exhibit [     ] hereto delivered to the Trustee, the Master Servicer, the Securities Administrator, the Custodian and each Rating Agency.

[Additional Mortgage Loan: A Mortgage Loan that is conveyed as of the Transfer Date to the Trust by the Depositor pursuant to a Transfer Supplement to the Mortgage Loan Purchase Agreement, which Mortgage Loan shall be identified in such Transfer Supplement as a Additional Mortgage Loan and added by the Depositor to the Mortgage Loan Schedule.]

Adjustment Date: With respect to any Mortgage Loan, the date on which an adjustment is made to the Monthly Payment to correspond to an adjustment in the related Mortgage Note.

[Advance Reimbursement Shortfall Amount: As defined in Section 4.02(a).]

Adverse REMIC Event: Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

Ancillary Income: All income derived from the Mortgage Loans, excluding Servicing Fees attributable to the Mortgage Loans and other amounts treated as payment proceeds of the Mortgage Loans, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

Applied Loss Amount: The amount by which the aggregate Class Principal Amount of the Offered Certificates exceeds the Pool Balance for any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date.

Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the requirements of the Servicer[s] and Fannie Mae, or as determined by use of an automated valuation model.

Assignment of Mortgage: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

Available Funds Rate: [With respect to any Distribution Date and the Certificates, the per annum rate equal to the product of (1) (a) 360 divided by (b) the actual number of days in the Accrual Period, and (2) (a) Interest Funds for such Distribution Date, divided by (b) the aggregate Class Principal Amount of the Certificates as of the first day of the related Accrual Period.][May vary in accordance with transaction.]

Authorized Officer: Any Person who may execute an Officer’s Certificate on behalf of the Trustee or the Trust Fund.

Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code, or any other similar state laws.

Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

Bankruptcy Loss: Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a borrower, (1) establishing the value of a Mortgaged Property at an amount less than the Outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property or (2) reducing the amount of the Monthly Payment on the related Mortgage Loan, in each case, as reported by the Servicer[s] to the Master Servicer.

Basis Risk Payment: With respect to any Distribution Date, an amount equal to the sum of (i) any Basis Risk Shortfall for such Distribution Date, (ii) any Unpaid Basis Risk Shortfall for such Distribution Date and (iii) any Required Reserve Fund Amount for such Distribution Date. The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Monthly Excess Cashflow otherwise available for distribution pursuant to Section [[   ]] of this Agreement.

Basis Risk Reserve Fund: A fund created as part of the Trust Fund pursuant to Section [[   ]] of this Agreement but which is not an asset of any of the REMICs.

Basis Risk Shortfall: [With respect to each Distribution Date and any Class of Certificates, an amount equal to the sum of (1) the excess, if any, of (a) Current Interest calculated without regard to the Available Funds Rate over (b) the aggregate of interest accrued on such Class at an interest rate equal to the Available Funds Rate, (2) any amount described in clause (1) above for such Class remaining unpaid from prior Distribution Dates and (3) interest on the amount in clause (2) above at such Class's applicable Certificate Interest Rate (without regard to the Available Funds Rate).]

Basis Risk Shortfall Carryforward Amount: With respect to each Class of Certificates and any Distribution Date, an amount equal to the aggregate amount of Basis Risk Shortfall for such Class of Certificates on such Distribution Date, plus any unpaid Basis Risk Shortfall for such Class of Certificates from prior Distribution Dates, plus interest thereon at the Certificate Interest Rate for such Distribution Date for such Class for the related Accrual Period, to the extent previously unpaid from Monthly Excess Cashflow [or from proceeds of the Cap Agreements].

Book-Entry Certificates: Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Depository; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.” As of the Closing Date, the following Classes of Certificates constitute Book-Entry Certificates: the Class [A], Class [M] and Class [B] Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York or, if other than New York, the city in which the Corporate Trust Office of the Trustee is located, or the States of Delaware, Florida, Maryland, Massachusetts, Minnesota or Texas are authorized or obligated by law or executive order to be closed.

[Cap Account: A separate account established and maintained by the Securities Administrator for the benefit of the Certificateholders pursuant to Section 6.05.]

[Cap Agreement Distribution Date: With respect to any Cap Agreement, one Business Day immediately prior to the related Distribution Date, beginning with the Distribution Date in [     ] and ending with the Distribution Date in [     ].]

[Cap Agreements: The interest rate cap agreements dated on or before the Closing Date between the Trustee and the Cap Counterparty.]

[Cap Counterparty: [     ].]

[Capitalized Interest Account: The capitalized interest account established by the [Securities Administrator] for the benefit of the [Certificateholders and the Depositor].]

[Capitalized Interest Requirement: As to any Distribution Date to and including the Distribution Date following the end of the Pre-Funding Period and each Mortgage Pool, an amount equal to the product of (i) the weighted average Net Mortgage Rate of the Mortgage Loans in such Mortgage Pool divided by 12, multiplied by (ii) the excess of (a) the balance in the related Pre-Funding Account as of the Closing Date over (b) the aggregate Scheduled Principal Balance of the Subsequent Mortgage Loans included in the related Mortgage Pool that will have a scheduled interest payment included in the Interest Funds for such Distribution Date.]

[Cap Receipt: With respect to any Cap Agreement Distribution Date, any amount received from the Cap Counterparty under any Cap Agreement.]

Carryforward Interest: With respect to any Distribution Date and each Class of Certificates, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (ii) interest on such amount for the related Accrual Period at the applicable Certificate Interest Rate.

Certificate: Any of the Class [    ], Class [     ] and Class [     ] Certificates and the Residual Certificates issued pursuant to this Agreement.

Certificate Interest Rate: With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate set forth or described in the Preliminary Statement hereto.

Certificate Owner or Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in accordance with the rules of such Depository) and with respect to any other Class of Certificates, the Certificateholder.

Certificateholder: The meaning provided in the definition of “Holder.”

Certificate Principal Amount: With respect to any Certificate (other than the Class R Certificates), the initial Certificate Principal Amount thereof on the Closing Date, less the amount of all principal distributions previously distributed with respect to such Certificate and, in the case of the Subordinate Certificates, any Applied Loss Amount previously allocated to such Certificate; provided, however, that on each Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Subordinate Certificate whose Certificate Principal Amount has previously been reduced by application of any Applied Loss Amount shall be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such Class) equal to the lesser of (i) any Deferred Amount for each such Class immediately prior to such Distribution Date and (ii) the total amount of any Subsequent Recovery distributed on such Distribution Date to Certificateholders, after application (for this purpose) to any more senior Classes of Certificates. The Class R Certificate is issued without a Certificate Principal Amount.

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 2.06.

Civil Relief Act: The Servicemembers Civil Relief Act, as such may be amended from time to time, and any similar state or local laws.

Class: All Certificates bearing the same class designation.

Class [ __] Principal Distribution Amount: [With respect to any Distribution Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess of (x) the aggregate Class Principal Amount of the Class [    ] Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [     ]% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.]

Class [     ] Principal Distribution Amount: [With respect to any Distribution Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after payment of the Class [    ] Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class [     ] Certificates (after taking into account the payment of the Class [     ] Principal Distribution Amount for such Distribution Date) and (2) the Class Principal Amount of the Class [     ] Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [    ]% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.]

Class [     ] Principal Distribution Amount: [With respect to any Distribution Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after payment of the Class [     ]Principal Distribution Amount and the Class [     ] Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class [     ] Certificates (after taking into account the payment of the Class [     ] Principal Distribution Amount for such Distribution Date), (2) the Class Principal Amount of the Class [     ] Certificates (after taking into account the payment of the Class [     ] Principal Distribution Amount for such Distribution Date) and (3) the Class Principal Amount of the Class [     ] Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [     ]% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.

Class Principal Amount: With respect to any Class of Certificates as of any Distribution Date, its initial Class Principal Amount as of the Closing Date, as reduced by all amounts previously paid on that Class in respect of principal prior to such Distribution Date.

Class R Certificate: Each Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the ownership of the [Class LT1-R Interest], [Class LT2-R Interest], [Class LT3-R Interest] and the residual interest in the Upper Tier REMIC.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Closing Date: [     ].

Code: The Internal Revenue Code of 1986, as amended.

Collection Account: A separate account maintained by the Master Servicer established in the name of the Trustee and for the benefit of the Certificateholders pursuant to Section 5.06.

Collection Period: [With respect to any Distribution Date, the one-month period commencing on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs].

Combined Loan-to-Value Ratio: With respect to a Second Lien Mortgage Loan, at any time, the ratio, expressed as a percentage, of the sum of (1) the principal balance of such Mortgage Loan and (2) the principal balance of the related first lien mortgage loan, each as of the applicable date of determination, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Commission: The United States Securities and Exchange Commission.

Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the lesser of (x) the aggregate Prepayment Interest Shortfall Amount with respect to such Distribution Date and (y) the aggregate Servicing Fee payable to the Servicer[s] in respect of such Distribution Date.

Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related mortgage loan documents.

[Conforming Balance Mortgage Loan: A First Lien Mortgage Loan that has a Scheduled Principal Balance as of the Cut-off Date that is less than or equal to the Fannie Mae maximum original loan amount limitation for one-to four-family Mortgaged Properties for the applicable jurisdiction in which the Mortgaged Property is located.]

Control: The meaning specified in Section 8-106 of the New York UCC.

Corporate Trust Office: With respect to (i) the Securities Administrator, the Certificate Registrar, the principal corporate trust office of the Securities Administrator which, for purposes of presentment of Securities for transfer and exchange and final payment, is located at [     ]; and (iii) the Trustee, the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at [     ], or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, or the principal corporate trust office of any successor Trustee at the address designated by such successor Trustee by notice to the Certificateholders.

[Credit Advance Rate: The related per annum interest rate set forth in the related Mortgage Note with respect to any Revolving Credit Loan.]

[Credit Line: With respect to a Revolving Credit Loan, the maximum principal amount which may be advanced to a Mortgagor under the terms of the related Mortgage Note.]

[Credit Line Advance: With respect to a Revolving Credit Loan, a principal disbursement to a Mortgagor under the terms of the related Mortgage Note (collectively, “Credit Line Advances”).]

Cumulative Loss Trigger Event: A Cumulative Loss Trigger Event shall have occurred with respect to any Distribution Date beginning in [     ] if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentage described below with respect to such Distribution Date:

Distribution Date	Loss Percentage
[ ] through [ ]	[ ]%
[ ] through [ ]	[ ]%
[ ] through [ ]	[ ]%

Current Interest: With respect to any Distribution Date and any Class of Certificates, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount of such Class immediately prior to such Distribution Date.

Custodial Account: The separate custodial account (other than an Escrow Account) established and maintained by the Servicer[s] pursuant to Section 4.02(d) of this Agreement.

Custodial Agreement: The custodial agreement dated as of [     ], relating to the custody of certain of the Mortgage Loans, substantially in the form attached as Exhibit C hereto, among the Custodian, the Master Servicer, the Depositor and the Trustee.

Custodian: The custodian appointed pursuant to the Custodial Agreement, and any successor thereto. The initial Custodian is [      ].

Custodian Fee: The annual on-going fee payable by the Master Servicer on behalf of the Trust Fund to the Custodian from income on funds held in the Collection Account as provided in Section 5.07 and pursuant to the terms of the separate fee letter agreement for TBW Mortgage Trust Mortgage Pass-Through Certificates, Series [      ].

Cut-off Date: [      ].

Cut-off Date Balance: $[      ].

Deferred Amount: With respect to any Distribution Date and each Class of Subordinate Certificates, the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously reimbursed in respect thereof and (ii) the amount by which the Class Principal Amount of such Class has been increased due to any Subsequent Recovery.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the unpaid principal balance of the Mortgage Loan secured by such Mortgaged Property.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

Delinquency Event: A Delinquency Event shall have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds [     ]% of the Senior Enhancement Percentage for such Distribution Date.

Delinquency Rate: With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal Balance of all Mortgage Loans 60 days Delinquent or more (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month and as reported by the Servicer[s] to the Master Servicer, and the denominator of which is the Pool Balance as of the close of business on the last day of such month.

Delinquent: For reporting purposes, a Mortgage Loan is “delinquent” when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month.

Depositor: TBALT Corp., a Delaware corporation.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Agreement: The agreement dated [      ], between the Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Book-Entry Certificates.

Determination Date: With respect to each Distribution Date, the [15]th day of the related calendar month, or, if such day is not a Business Day, the immediately preceding Business Day.

Distribution Account: The separate Eligible Account established and maintained by the Securities Administrator in accordance with the provisions of Section 6.01.

Distribution Date: The [25]th day of each month or, if such [25]th day is not a Business Day, the next succeeding Business Day, commencing in [      ].

Due Date: With respect to each Mortgage Loan, the day of the month each Monthly Payment is due.

Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company that complies with the definition of Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Securities Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Rating Agencies. Eligible Accounts may bear interest.

Eligible Institution: Any of the following:

(i)	An institution whose:

(A) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” and “P-1” or long-term unsecured debt obligations are rated at least “AA-” or “Aa3” by S&P and Moody’s, respectively (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 365 days; or

(B) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” and “P-1” by S&P and Moody’s, respectively (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer[s] is acceptable at the A-2 and P-1 rating level if the [related] Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii) the corporate trust department of a federal depositor institution or state-chartered depositor institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity;

Eligible Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or the Securities Administrator or any agent of the Trustee or the Securities Administrator, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed [20]% of the sum of the Pool Balance and the aggregate principal amount of all Eligible Investments in the Collection Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi) a Qualified GIC;

(vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Trustee, the Master Servicer, the Securities Administrator, or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Certificates. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which [     ] (the “Bank”) in its capacity other than as the Master Servicer, the Securities Administrator or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Trustee, the Master Servicer or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Trustee, the Securities Administrator, the Master Servicer or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. The Bank or an affiliate thereof is specifically authorized to charge and collect from the Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Restricted Certificate: Any Class [B], Class [      ] or Class R Certificate, and any other Certificate with a rating below the lowest applicable rating permitted under the Underwriter’s Exemption.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer[s] in accordance with Section 4.02.

Escrow Account: The separate escrow account (other than a Custodial Account) established and maintained by the Servicer[s] pursuant to Section 4.02(f) of this Agreement.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: A Servicer Event of Default or a Master Servicer Event of Default, as applicable.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Extra Principal Distribution Amount: [With respect to any Distribution Date, the lesser of (1) the Monthly Excess Interest for such Distribution Date and (2) the excess, if any, of (a) the Overcollateralization Target Amount over (b) the Overcollateralized Amount on such Distribution Date (after giving effect to payment to the Certificates of Principal Funds on such Distribution Date).]

Fannie Mae: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Fannie Mae Guide(s): The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

FHA Regulations: Regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA loans, including the related handbooks, circulars, notices and mortgagee letters.

Final Scheduled Distribution Date: With respect to each Class of Certificates, the Distribution Date occurring in [          ] 20[   ].

[First Lien Mortgage Loans: Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.]

Fitch: Fitch, Inc., or any successor in interest.

Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Ginnie Mae: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Gross Margin: With respect to a Mortgage Loan, a fixed percentage amount specified in the related mortgage note that is added to an index to determine the related Mortgage Rate.

Guidelines: As defined in Section 4.02(p).

Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Servicer[s], [any Subservicer retained by the [related] Servicer,] or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee and the Securities Administrator shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee may request and conclusively rely on certifications by the Depositor, the Securities Administrator, the Master Servicer or the Servicer[s] in determining whether any Certificates are registered to an Affiliate of the Depositor, the Securities Administrator, the Master Servicer or the Servicer[s].

[Home Equity Accepted Servicing Practices: With respect to any Revolving Credit Loan, those mortgage loan servicing practices (including collection procedures) of prudent mortgage banking institutions which service home equity mortgage loans of the same type as such Revolving Credit Loan in the jurisdiction where the related Mortgaged Property is located.]

HUD: The United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Index: [Either the One-Month LIBOR Index or the Six-Month LIBOR Index].

[Initial Mortgage Loan: A Mortgage Loan that is conveyed to the Trustee on behalf of the Trust Fund pursuant to this Agreement on the Closing Date. The Initial Mortgage Loans subject to this Agreement are identified on the Mortgage Loan Schedule.]

Initial Purchase Date: The first Distribution Date following the month in which the Pool Balance is initially reduced to less than [     ]% of the Cut-off Date Balance.

Insurance Policy: Any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds: Any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy, title insurance policy or any other insurance policy relating to the Mortgage Loans or related mortgaged properties other than amounts to cover expenses incurred by the Servicer[s] in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the related Mortgage Note or state law.

Interest Funds: [With respect to any Distribution Date, the sum of (1) all interest received or advanced by the Servicer[s] or the Master Servicer for the related Collection Period and available in the Distribution Account on that Distribution Date, (2) all Compensating Interest Payments paid with respect to Mortgage Loans that were prepaid during the related Prepayment Period and (3) the portion of any purchase price or other amount paid with respect to the Mortgage Loans allocable to interest; net of any fees or other amounts reimbursable to the Master Servicer, the Servicer[s], the Securities Administrator, the Trustee and the Custodian as provided in the Operative Agreements.] [For each Distribution Date up to and including the Distribution Date in [            ], 20[   ], Interest Funds shall include amounts distributable from the Capitalized Interest Account in an amount equal to the product of (i) the weighted average Net Mortgage Rate of the Mortgage Loans divided by 12, multiplied by (ii) the excess of (a) the balance in the Pre-Funding Account as of the Closing Date, over (b) the aggregate principal balance of the Subsequent Mortgage Loans that will have an interest payment included in the Interest Funds for such Distribution Date.]

Latest Possible Maturity Date: The Distribution Date occurring in [           ] 20[   ].

Lender Paid Mortgage Insurance Rate: The Lender Paid Mortgage Insurance Rate shall be a rate per annum equal to the percentage shown on the Mortgage Loan Schedule.

[Lender Primary Mortgage Insurance Policy or LPMI Policy: Any Primary Mortgage Insurance Policy for which premiums are paid by the Servicer[s].]

[Level I LPMI: an LPMI Policy for First Lien Mortgage Loans with Loan-to-Value Ratios at origination ranging from [      ]% to [      ]%.]

[Level II LPMI: an LPMI Policy for First Lien Mortgage Loans with Loan-to-Value Ratios at origination ranging from [      ]% to [      ]%.]

[Level III LPMI: an LPMI Policy for First Lien Mortgage Loans with Loan-to-Value Ratios at origination ranging from [      ]% to [      ]%.]

[Level IV LPMI: an LPMI Policy for First Lien Mortgage Loans with Loan-to-Value Ratios at origination ranging from [      ]% to [      ]%.]

LIBOR: [(a) With respect to the first Accrual Period, the per annum rate of [     ]%. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Securities Administrator on the basis of the “Interest Settlement Rate” set by the British Bankers’ Association (the “BBA”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(b) If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Securities Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(c) If LIBOR is determined under clause (b) above, on each LIBOR Determination Date, LIBOR for the related Accrual Period for the Certificates will be established by the Securities Administrator as follows:

(1) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of [      ]%).

(2) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

(d) The establishment of LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of the Certificate Interest Rate applicable to the Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.]

LIBOR Business Day: Any day on which banks in London and New York are open and conducting transactions in foreign currency and exchange.

LIBOR Determination Date: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which [the/a] Servicer has determined that all amounts that it expects to recover from or on account of such Mortgage Loan have been recovered, [and any Second Lien Mortgage Loan that is more than 180 days Delinquent], in each case, as reported by the [related] Servicer to the Master Servicer.

Liquidation Expenses: Expenses that are incurred by the Master Servicer or the Servicer, as applicable, in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable primary mortgage insurance policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Sections 4.02(c), 4.02(j) or 4.02(o).

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio: With respect to a First Lien Mortgage Loan, at any time, the ratio, expressed as a percentage, of the principal balance of such Mortgage Loan as of the applicable date of determination, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Lower Tier REMIC: [                          ].

Majority Certificateholders: Until such time as the sum of the Class Principal Amounts of all Classes of Certificates has been reduced to zero, the holder or holders of in excess of 50% of the aggregate Class Principal Amount of all Classes of Certificates; and thereafter, the holder of the Ownership Certificate.

Margin: With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Rate, as set forth in the Mortgage Loan Schedule.

Master Servicer: [      ], or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicer Errors and Omission Insurance Policy: Any errors and omission insurance policy required to be obtained by the Master Servicer satisfying the requirements of Section 5.02.

Master Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 8.01(a).

Master Servicer Fidelity Bond: Any fidelity bond to be maintained by the Servicer[s] in accordance with Section 5.02.

Master Servicer Remittance Date: [With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.]

Material Defect: With respect to any Mortgage Loan, as defined in Section 2.02(c) hereof.

Maximum Mortgage Rate: The maximum level to which a Mortgage Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

Maximum Certificate Interest Rate: [      ]% per annum.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Mortgage Rate: The minimum level to which a Mortgage Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

Monthly Advance: An advance made by the Servicer[s] pursuant to Section 4.03(c) or the Master Servicer pursuant to Section 6.04, as applicable, with respect to delinquent payments of principal and interest on the Mortgage Loans, adjusted to the related Net Mortgage Rate.

Monthly Excess Cashflow: [With respect to any Distribution Date, (a) the sum of (1) the Overcollateralization Release Amount for such date, (2) Monthly Excess Interest for such date and (3) any Principal Distribution Amount for such date remaining after application pursuant to either clauses (i)(1) through (7) or clauses (ii)(1) through (7), as applicable, of Section 6.02(b) on such date minus (b) the Extra Principal Distribution Amount for such date.]

Monthly Excess Interest: [With respect to any Distribution Date, the amount of Interest Funds remaining after application pursuant to clauses (i) through (vii) of Section 6.02(a) on such Date.]

Monthly Payment: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan, which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related Mortgage Note.

[Moody’s: Moody’s Investors Service, Inc., or any successor in interest.]

Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Trustee (or the Custodian) pursuant to this Agreement.

Mortgage Loan: The conventional, adjustable rate, first and second lien residential mortgage loans sold by the Seller to the Depositor pursuant to the Mortgage Loan Purchase Agreement and subsequently transferred by the Depositor to the Trustee pursuant to this Agreement, [including any [Subsequent Mortgage Loan] [Additional Mortgage Loan]].

Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of [      ], between the Seller and the Depositor.

Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Fund, including any [Subsequent Mortgage Loan] [Additional Mortgage Loan]]. The Depositor shall be responsible for providing the Master Servicer and the Custodian on behalf of the Trustee with all amendments to the Mortgage Loan Schedule.

Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor secured under the Mortgage Loan.

Mortgage Pool: The pool of Mortgage Loans in the Trust Fund.

Mortgaged Property: With respect to any Mortgage Loan, the underlying real property securing such Mortgage Loan.

Mortgage Rate: With respect to any Mortgage Loan, its applicable interest rate determined as provided in the related mortgage note, as reduced by any Relief Act Reduction.

Mortgagor: The obligor on a Mortgage Note.

Net Excess Spread: With respect to any Distribution Date, (A) the fraction, expressed as a percentage, the numerator of which is equal to the product of (i) the amount, if any, by which (a) the aggregate of Interest Funds for such Distribution Date exceeds (b) the Current Interest payable with respect to the Certificates for such date and (ii) twelve, and the denominator of which is the Pool Balance for such Distribution Date, multiplied by (B) a fraction, the numerator of which is thirty and the denominator of which is the greater of thirty and the actual number of days in the immediately preceding calendar month

Net Liquidation Proceeds: All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Monthly Advances and Servicing Advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through Insurance Proceeds or Condemnation Proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

Net Mortgage Rate: With respect to any Mortgage Loan at any time, the Mortgage Rate thereof reduced by the Servicing Fee Rate for such Mortgage Loan and any Lender Paid Mortgage Insurance Rate.

New York UCC: The Uniform Commercial Code as in effect in the State of New York.

[Non-Conforming Balance Mortgage Loan: Any First Lien Mortgage Loan other than a Conforming Balance Mortgage Loan.]

Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

Nonrecoverable Advance: Any advance previously made by [the/a] Servicer pursuant to Section 4.03(c) or by the Master Servicer pursuant to Section 6.04 or any Servicing Advance which, in the good faith judgment of the [related] Servicer or the Master Servicer, as applicable, may not be ultimately recoverable by the [related] Servicer or the Master Servicer from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or otherwise. The determination by the [related] Servicer or the Master Servicer, as applicable, that it has made a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the [related] Servicer or the Master Servicer, as applicable, delivered to the Trustee and the Master Servicer (in the case of the [related] Servicer) and detailing the reasons for such determination

Offering Document: The Prospectus.

Officer’s Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President or any Assistant Vice President of a Person.

One-Month LIBOR or One-Month LIBOR Index: The Interest Settlement Rate for U.S. dollar deposits of one-month maturity set by the BBA as of 11:00 a.m. (London time) on the LIBOR Determination Date.

Operative Agreements: This Agreement, the Mortgage Loan Purchase Agreement, the Custodial Agreement, the Depository Agreement, [any Cap Agreement], and each other document contemplated by any of the foregoing to which the Depositor, the Seller, the Master Servicer, the Servicer[s], the Securities Administrator, the Trustee or the Custodian is a party.

Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Seller, the Securities Administrator, the Trustee and/or the Master Servicer, as applicable, and who may be in-house or outside counsel to the Seller, the Servicer[s], the Depositor, the Master Servicer, the Securities Administrator or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning federal income tax or ERISA matters.

[Original Capitalized Interest Amount: $[        ].]

Overcollateralized Amount: With respect to any Distribution Date, the amount, if any, by which (1) the aggregate Scheduled Principal Balance of the Mortgage Loans exceeds (2) the aggregate Class Principal Amount of the Certificates as of such Distribution Date (assuming that 100% of Principal Funds is applied as a principal payment on the Certificates on such Distribution Date).

Overcollateralization Deficiency: [With respect to any Distribution Date, the amount, if any, by which (1) the Overcollateralization Target Amount for such Distribution Date exceeds (2) the Overcollateralized Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Class Principal Amounts of the Certificates resulting from the payment of Principal Funds on such Distribution Date].

Overcollateralization Floor: $[      ].

Overcollateralization Release Amount: [With respect to any Distribution Date, the lesser of (x) the Principal Funds for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date (assuming that 100% of such Principal Funds is applied as a principal payment on such Distribution Date) over (2) the Overcollateralization Target Amount for such Distribution Date (with the amount determined pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that Distribution Date)].

Overcollateralization Target Amount: [With respect to any Distribution Date (a) prior to the Stepdown Date, [      ]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) [      ]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date and (2) [      ]% of the then current aggregate Scheduled Principal Balance of the Mortgage Loans as of that Distribution Date and (ii) $[      ] and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.]

Payahead: Any Monthly Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Paying Agent: Initially, the Securities Administrator, in its capacity as paying agent under this Agreement, or any successor to the Securities Administrator in such capacity.

Percentage Interest: With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate other than the Class R Certificate, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class. With respect to the Class R Certificate, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise be equal to 100%.

Permitted Transferee: Any person other than a “disqualified organization” as defined in section 860E(e)(5) of the Code.

Periodic Cap: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Rate on each Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pool Balance: As of any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Loans in the Mortgage Pool as of such date [plus, during the [Pre-Funding Period] [Revolving Period], the amount of the [Pre-Funding Amount] [Revolving Amount] applicable to such Mortgage Pool which has not been previously applied towards the purchase of [Subsequent Mortgage Loans] [Additional Mortgage Loans].

[Pre-Funding Account: The pre-funding account established by the Securities Administrator pursuant to Section [      ].]

[Pre-Funding Amount: The amount deposited by the Securities Administrator into the Pre-Funding Account on the Closing Date.]

[Pre-Funding Period: The period beginning on the Closing Date and ending on [      ].]

Prepayment Interest Shortfall: The amount by which one month's interest at the Mortgage Rate (as reduced by the Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period: [With respect to any Distribution Date, the immediately preceding calendar month].

Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Mortgage, or any replacement policy therefor through the related Accrual Period for such Class relating to a Distribution Date.

Prime Rate: The prime rate of the United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

Principal Distribution Amount: [With respect to any Distribution Date, (a) the sum of (1) the Principal Funds for such Distribution Date and (2) the Extra Principal Distribution Amount for such Distribution Date minus (b) the Overcollateralization Release Amount for such date].

Principal Funds: [With respect to any Distribution Date, the sum of (1) the principal portion of all scheduled monthly payments on the related Mortgage Loans due on the related Due Date, to the extent received or advanced; (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; (3) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any purchase of Mortgage Loans by the Seller, the Servicer[s], Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds; net of any fees payable to, and other amounts reimbursable to, the Master Servicer, the Servicer[s], the Securities Administrator, the Trustee and the Custodian as provided in the Operative Agreements (to the extent not reimbursed from Interest Funds)]. [On the first Distribution Date after the end of the Revolving Period, Principal Funds shall include amounts allocable to principal that were deposited in the Revolving Account during the Revolving Period and not withdrawn to purchase Additional Mortgage Loans.] [On the first Distribution Date after the end of the Pre-Funding Period, Principal Funds shall include amounts allocable to principal that were deposited in the Pre-Funding Account during the Pre-Funding Period and not withdrawn to purchase Subsequent Mortgage Loans.]

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Prospectus: The prospectus supplement dated [      ], together with the accompanying prospectus dated [      ], relating to the Class [      ], Class [      ] and Class [      ] Certificates.

Purchase Price: [With respect to the purchase of a Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date, (c) the amount of any costs and damages incurred by the Trust Fund in connection with any violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of such Mortgage Loan and (d) the fair market value of all other property being purchased. The Servicer[s] and the Master Servicer shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Monthly Advances and Servicing Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Servicer[s] or the Master Servicer under this Agreement, together with any accrued and unpaid compensation due to the Servicer[s] or the Master Servicer hereunder].

Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(i) provide that the Master Servicer on behalf of the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(ii) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates, the Securities Administrator shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Securities Administrator;

(iii) provide that the Trustee’s interest therein shall be transferable to any successor trustee hereunder; and

(iv) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account not later than the Business Day prior to any Distribution Date.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Certificates.

Qualifying Substitute Mortgage Loan: [A mortgage loan tendered to the Trustee or the Custodian pursuant to the Mortgage Loan Purchase Agreement or this Agreement, as applicable, in each case, (i) which has an outstanding principal balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Rate and Net Mortgage Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan or the Final Scheduled Distribution Date; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) with respect to a First Lien Mortgage Loan, which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) with respect to a Second Lien Mortgage Loan, which has a Combined Loan-to-Value Ratio not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan (vii) which is current in payment of principal and interest as of the date of substitution; (viii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (ix) which has a Gross Margin and Maximum Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan].

Rating Agency: Each of [      ] and [      ].

Realized Loss: With respect to a Mortgage Loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the related Mortgage Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property.

Reference Banks: Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page on the Determination Date in question, (3) which have been designated as such by the Securities Administrator and (4) not controlling, controlled by, or under common control with, the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Servicer[s], the Seller or any successor servicer.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

Relief Act Reduction: With respect to a Mortgage Loan, a reduction of the applicable Mortgage Rate by application of the Servicemembers Civil Relief Act or similar state or local laws.

REMIC: Each of REMIC [      ] and REMIC [      ], as described in the Preliminary Statement hereto.

REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 86OG of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property: A Mortgaged Property acquired by the Servicer[s] through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Repurchase Proceeds: The purchase price proceeds in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

Request for Release: A request for release in the form attached hereto as Exhibit A-5.

Required Reserve Fund Amount: With respect to any Distribution Date on which the Net Excess Spread for such date is less than [0.25]%, the excess, if any, of (i) the product of [0.50]% and the aggregate Scheduled Principal Balance of the Mortgage Loans over (ii) the amount of funds on deposit in the Basis Risk Reserve Fund prior to deposits thereto on such Distribution Date. With respect to any Distribution Date on which the Net Excess Spread for such date is equal to or greater than [0.25]%, the amount, if any, by which (i) $1,000 exceeds (ii) the amount on deposit in the Basis Risk Reserve Fund immediately prior to such date; provided, however, that on any Distribution Date on which the Class Principal Amount of each Class of LIBOR Certificates has been reduced to zero, the Required Reserve Fund Amount shall be zero.

Residual Certificates: The Class R Certificates.

Responsible Officer: Any vice president, any assistant vice president, any assistant secretary, any associate, any assistant treasurer, or any other officer of the Trustee or the Securities Administrator, as applicable, customarily performing functions similar to those performed by any of the above-designated officers and, in each case, having direct responsibility for the administration of the Operative Agreements and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Restricted Certificate: Any Class [B], Class [      ] or Class R Certificate.

[Revolving Account: The revolving account maintained by the Securities Administrator in which Revolving Deposits are deposited by the Securities Administrator to be used to acquire Additional Mortgage Loans during the Revolving Period.]

[Revolving Amount: With respect to each Distribution Date during the Revolving Period, the total amount of Revolving Deposits deposited in the Revolving Account on such Distribution Date.]

[Revolving Credit Loan Schedule: A schedule of the Revolving Credit Loans setting forth information with respect to such Revolving Credit Loans (including any MERS identification number (if available) with respect to each MERS Mortgage Loan, attached hereto as [Schedule B].]

[Revolving Credit Loan: A Mortgage Loan that is identified as a Revolving Credit Loan on the Revolving Credit Loan Schedule, which Revolving Credit Loan includes without limitation the Revolving Credit Loan documents, the monthly payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Revolving Credit Loan.]

[Revolving Deposits: With respect to any Distribution Date during the Revolving Period, all payments that would otherwise be made to Certificateholders in respect of principal [and excess interest] that is deposited in the Revolving Account on such Distribution Date.]

Reuters Screen LIBO Page: The display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

Rolling Three Month Delinquency Rate: With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

[S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.]

Scheduled Principal Balance: [With respect to any Mortgage Loan and any Distribution Date (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (giving effect to the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero].

[Second Lien Mortgage Loans: Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a second lien on the related Mortgaged Property.]

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: [      ], not in its individual capacity but solely as Securities Administrator, or any successor in interest.

Securities Intermediary: The Person acting as Securities Intermediary under this Agreement (which is the Securities Administrator), its successor in interest, and any successor Securities Intermediary appointed pursuant to Section 6.03.

Seller: [Taylor, Bean & Whitaker Mortgage Corp.]

Senior Enhancement Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero) after giving effect to payments on such Distribution Date, and the denominator of which is the Pool Balance for such Distribution Date.

Senior Certificates: The Class [     ] Certificates.

Servicer[s]: [Each of] [Taylor, Bean & Whitaker Mortgage Corp.] [and [      ]], or [its/their] successor[s] in interest or assigns or any successor[s] to the Servicer[s] under this Agreement as herein provided.

Servicer Errors and Omission Insurance Policy: Any errors and omission insurance policy required to be obtained by the Servicer[s] satisfying the requirements of Section 4.02(l).

Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 4.07 with respect to the Servicer[s].

Servicer Fidelity Bond: Any fidelity bond to be maintained by the Servicer[s] in accordance with Section 4.02(l).

Servicer Remittance Date: The [18]th day of any month, or if such [18]th day is not a Business Day, the first Business Day immediately preceding such [18]th day.

Servicing Advances: All reasonable and customary “out-of-pocket” costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer[s] of [its/their] servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration, inspection and protection of the Mortgaged Properties, (2) any enforcement or judicial proceedings and (3) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: The monthly fee calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Loan, including any Liquidated Mortgage Loan.

Servicing Fee Rate: [For each Second Lien Mortgage Loan, [      ]% per annum; for each Non-Conforming Balance Mortgage Loan without an LPMI Policy, [      ]% per annum; for each Non-Conforming Balance Mortgage Loan with Level I LPMI, [      ]%; for each Non-Conforming Balance Mortgage Loan with Level II LPMI, [      ]%; for each Non-Conforming Balance Mortgage Loan with Level III LPMI, [      ]%; for each Non-Conforming Balance Mortgage Loan with Level IV LPMI, [      ]%; for each Conforming Balance Mortgage Loan without an LPMI Policy but with a Mortgage Rate that adjusts every one month or six months from origination, [      ]% per annum; for each Conforming Balance Mortgage Loan with Level I LPMI and with a Mortgage Rate that adjusts every one month or six months from origination, [      ]% per annum; for each Conforming Balance Mortgage Loan with Level II LPMI and with a Mortgage Rate that adjusts every one month or six months from origination, [      ]% per annum; for each Conforming Balance Mortgage Loan with Level III LPMI and with a Mortgage Rate that adjusts every one month or six months from origination, [      ] % per annum; for each Conforming Balance Mortgage Loan with Level IV LPMI and with a Mortgage Rate that adjusts every one month or six months from origination, [      ]% per annum; for each Conforming Balance Mortgage Loan without an LPMI Policy but with an initial fixed rate period of three, five or seven years, [      ] % per annum until the first Adjustment Date and thereafter [      ]% per annum; for each Conforming Balance Mortgage Loan with Level I LPMI and with an initial fixed rate period of three, five or seven years, [      ]% per annum until the first Adjustment Date and thereafter [      ]% per annum; for each Conforming Balance Mortgage Loan with Level II LPMI and with an initial fixed rate period of three, five or seven years, [      ]% per annum until the first Adjustment Date and thereafter [      ]% per annum; for each Conforming Balance Mortgage Loan with Level III LPMI and with an initial fixed rate period of three, five or seven years, [      ]% per annum until the first Adjustment Date and thereafter [      ]% per annum; and for each Conforming Balance Mortgage Loan with Level IV LPMI and with an initial fixed rate period of three, five or seven years, [0.65]% per annum until the first Adjustment Date and thereafter [0.775]% per annum.]

Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer[s], which may be in electronic media so long as original documents are not required for purposes of realization of Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, consisting of all documents in the Mortgage File which are not delivered to the Custodian, the originals of such mortgage loan documents which are held in trust for the Trustee by the Servicer[s].

Servicing Officer: Any officer of the Servicer[s] involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer[s] to the Master Servicer upon request, as such list may from time to time be amended.

Six-Month LIBOR Index: The interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note.

Stepdown Date: [The earlier to occur of (1) the first Distribution Date on which the Class Principal Amount of the Class [      ] Certificates has been reduced to zero and (2) the later to occur of (a) the Distribution Date occurring in [      ] and (b) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to approximately [      ]%].

Step-up Date: [The first Distribution Date after the Initial Purchase Date].

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer[s] [or a Subservicer].

Subordinate Certificates: The Class [      ] Certificates.

[Subsequent Cut-off Date: The date specified as the Cut-off Date with respect to a [Subsequent Mortgage Loan] [Additional Mortgage Loan] in the related Transfer Supplement, which shall be no later than [      ].]

[Subsequent Mortgage Loan: A Mortgage Loan that is conveyed as of the Transfer Date to the Trust by the Depositor pursuant to a Transfer Supplement to the Mortgage Loan Purchase Agreement, which Mortgage Loan shall be identified in such Transfer Supplement as a Subsequent Mortgage Loan and added by the Depositor to the Mortgage Loan Schedule.]

[Subsequent Mortgage Loans: Those Mortgage Loans which are intended to be acquired by the Trust Fund from time to time subsequent to the Closing Date but prior to [      ].]

Subsequent Recovery: With respect to any Mortgage Loan, any collection or other recovery of amounts owed thereunder after such Mortgage Loan becomes a Liquidated Mortgage Loan.

[Subservicer: Any Person that services Mortgage Loans on behalf of [the/a] Servicer or any Subservicer, performing the substantial majority of the material functions required to be performed by [the/such] Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.]

[Subservicing Agreement: The subservicing agreement dated as of [      ], between the [related] Servicer and the Subservicer.]

Substitution Amount: [The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Scheduled Principal Balance, if applicable, plus unpaid interest thereon, any related unpaid Monthly Advances or Servicing Advances or unpaid Servicing Fees and the amount of any costs and damages incurred by the Trust Fund associated with a violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of such Deleted Mortgage Loan].

Superior Lien: With respect to any Mortgage Loan, any other mortgage relating to the corresponding Mortgaged Property which creates a lien on the Mortgaged Property which is senior to the lien of the Mortgage Loan.

Tax Matters Person: [      ]

Telerate Page 3750: The display currently so designated as “Page 3750” on the Moneyline Telerate Service (or such other page selected by the Master Servicer as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

Termination Price: [The sum, as calculated by the Servicer[s], of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of the REO Property and all other property being purchased, (c) any unreimbursed Servicing Advances, (d) any costs and damages incurred by the Trust Fund as a result of violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of any Mortgage Loan and (e) all other amounts to be paid or reimbursed to the Master Servicer, the Securities Administrator, the Trustee and the Custodian under the Operative Agreements].

Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

[Transfer Date: Any date during the [Pre-Funding Period] [Revolving Period] on which [Subsequent Mortgage Loans] [Additional Mortgage Loans] are conveyed by the Depositor to the Trust Fund pursuant to Section [      ], as specified in the applicable Transfer Supplement.

[Transfer Price: With respect to any [Subsequent Mortgage Loan] [Additional Mortgage Loan], the price specified in the Transfer Supplement which shall be no less than the outstanding principal balance of such [Subsequent Mortgage Loan] [Additional Mortgage Loan] as of the Subsequent Cut-off Date specified in the Transfer Supplement.]

[Transfer Supplement: With respect to each sale of [Subsequent Mortgage Loans] [Additional Mortgage Loans] from the Seller to the Depositor pursuant to the Mortgage Loan Purchase Agreement, the transfer supplement entered into between the Seller and the Depositor, substantially in the form of Exhibit [      ] to the Mortgage Loan Purchase Agreement.

Trigger Event: [A Trigger Event shall have occurred with respect to any Distribution Date if (a) a Delinquency Event has occurred for such Distribution Date or (b) a Cumulative Loss Trigger Event has occurred for such Distribution Date.

Trust Accounts: The Collection Account, the Distribution Account, [the Capitalized Interest Account], [the Pre-Funding Account] and [the Revolving Account].

Trust Account Property: The Trust Accounts, all amounts and investments held from time to time in the Trust Accounts (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise) and all proceeds of the foregoing.

Trustee: [      ], not in its individual capacity but solely as Trustee, or any successor in interest.

Trustee Fee: The annual on-going fee payable by the Master Servicer on behalf of the Trust Fund to the Trustee from income on funds held in the Collection Account as provided in Section 5.07 and pursuant to the terms of the separate fee letter agreement for TBW Mortgage Trust Mortgage Pass-Through Certificates Series [      ].

Trust Fund: The corpus of a trust created pursuant to this Agreement and designated as the “Trust Fund,” consisting of the Mortgage Loans, the assignment of the Depositor’s rights under the Mortgage Loan Purchase Agreement, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, [Capitalized Interest Account], [Pre-Funding Account], [Revolving Account] and any Escrow Account, the Basis Risk Reserve Fund, any Insurance Policies, any REO Property and the other items referred to in, and conveyed to the Trustee under, Section [[      ]].

UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

Underwriters: [      ].

Upper Tier REMIC: [      ].

Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 98% of all Voting Interests shall be allocated to the Class [A], Class [M] and Class [B] Certificates. Voting Interests shall be allocated among such Certificates based on the product of (i) 98% and (ii) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount of all Certificates then outstanding and the denominator of which is the Pool Balance then outstanding. The remainder of the Voting Interests not otherwise allocated below shall be allocated to the Class R Certificates. Voting Interests shall be allocated among the other Classes of Certificates (and among the Certificates within each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts) or Percentage Interests.

Section 1.02. Calculations With Respect to the Mortgage Loans. Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans provided by the Servicer[s] to the Master Servicer.

Section 1.03. Calculations With Respect to Accrued Interest. [Accrued interest, if any, on any Certificate shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period].

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS

Section 2.01. Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

(a) Initial Mortgage Loans. As of the Closing Date, in consideration of the Trustee’s delivery of the Certificates to the Depositor or its designee, and concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Section 3.01, in trust, all the right, title and interest of the Depositor in and to all accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, notes, drafts, letters of credit, advices of credit, investment property, uncertificated securities claims and rights to payment of any and every kind consisting of, arising from or relating to any of the following: (a) the Mortgage Loans listed in the Mortgage Loan Schedule, and principal due and payable after the Cut-off Date, but not including interest and principal due and payable on any Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to such Mortgage Loans, (b) any Insurance Proceeds, REO Property, Liquidation Proceeds and other recoveries (in each case, subject to clause (a) above), (c) all Escrow Payments, (d) any Insurance Policies, (e) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (f) the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, [(g) all Credit Line Advances created with respect to Revolving Credit Loans] and [(h)] all income, revenues, issues, products, revisions, substitutions, replacements, profits, rents and all cash and non-cash proceeds of the foregoing to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as Trustee, in trust, for the benefit and use of the Certificateholders and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, the Trustee has issued and delivered the Certificates and the Ownership Certificate to or upon the order of the Depositor, in exchange for the Mortgage Loans and the other property of the Trust Fund.

(b) [[Subsequent Mortgage Loans] [Additional Mortgage Loans]. On each Transfer Date occurring during the [Pre-Funding Period] [Revolving Period], provided that each condition set forth in this Section 2.01(b) is satisfied, the Depositor shall convey to the Trust Fund, and the Trustee on behalf of the Trust Fund shall purchase pursuant to this Section 2.01(b), all [Subsequent Mortgage Loans] [Additional Mortgage Loans] which satisfy the criteria set forth in this Section 2.01(b) then offered for sale by the Depositor; provided, however, that the related aggregate Transfer Price shall not exceed the [Pre-Funding Amount] [Revolving Amount].

Subject to the conditions set forth in this Section 2.01(b), in consideration of the Securities Administrator’s delivery on the related Transfer Date to the Depositor or its designee, or upon the order of the Depositor, of the Transfer Price for the related [Subsequent Mortgage Loans] [Additional Mortgage Loans] from amounts on deposit in the related [Pre-Funding Account] [Revolving Amount], the Depositor shall, on each Transfer Date, sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to each [Subsequent Mortgage Loan] [Additional Mortgage Loan] (including all interest and principal thereon received after the related Subsequent Cut-off Date specified in the Transfer Supplement) identified in the Addition Notice delivered by the Depositor on such Transfer Date and all items in the related Mortgage File. In connection therewith, the Depositor shall amend the Mortgage Loan Schedule to reflect the inclusion of such [Subsequent Mortgage Loan] [Additional Mortgage Loan] in the Mortgage Pool as part of the assets of the Trust Estate. The Depositor shall promptly deliver to the Trustee, the Securities Administrator and the Master Servicer a copy of the Mortgage Loan Schedule as so amended.

Concurrently with the execution and delivery of each Transfer Supplement, the Depositor does hereby assign to the Trust Fund all of its rights and interest under the Mortgage Loan Purchase Agreement with respect to the [Subsequent Mortgage Loans] [Additional Mortgage Loans] added to the Mortgage Loan Purchase Agreement pursuant to such Transfer Supplement, but only to the extent assigned under the Mortgage Loan Purchase Agreement. The Trustee on behalf of the Trust Fund hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Purchase Agreement as amended by the related Transfer Supplement as if, for such purpose, it were the Depositor.

The Depositor shall on any Transfer Date transfer to the Trust Fund the applicable [Subsequent Mortgage Loans] [Additional Mortgage Loans] and the other property and rights related thereto described in the immediately preceding paragraph, as applicable, and the Trustee on behalf of the Trust Fund shall purchase such [Subsequent Mortgage Loans] [Additional Mortgage Loans], property and rights only upon the satisfaction of each of the following conditions on or prior to the related Transfer Date:

(i)   [                               ];

(ii)  [                               ]; and

(iii) [                               ].

[To be added for each transaction with Subsequent Mortgage Loans or Additional Mortgage Loans]

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement but without delegation of any of its obligations thereunder. The Trustee hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor. Upon the issuance of the Certificates, ownership in the Trust Fund shall be vested in the Trustee for the benefit of the Certificateholders. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

It is agreed and understood by the Seller, the Depositor and the Trustee (and the Depositor so represents and recognizes) that it is not intended that any Mortgage Loan to be included in the Trust Fund be (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act effective January 1, 2005.

(c) In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or the Custodian acting on the Trustee’s behalf, the following documents or instruments with respect to each Mortgage Loan (each a “Mortgage File”) so transferred and assigned:

(i) the original Mortgage Note, endorsed either (A) in blank or (B) to the order of the Trustee in the form of the Form of Endorsement set forth in Exhibit A-4 hereto, or with respect to any lost Mortgage Note, an original Lost Note Affidavit, in the form set forth in Exhibit B hereto, stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) except as provided below, the original Mortgage with evidence of recording thereon (if the related Mortgage Loan is a MERS Mortgage Loan, the Mortgage shall note the MIN and contain language that such Mortgage Loan is a MERS Mortgage Loan). If in connection with any Mortgage Loan, the Servicer[s] cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the [related] Servicer shall deliver or cause to be delivered to the Custodian a photocopy of such Mortgage together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the [related] Servicer stating that such Mortgage has been delivered to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the [related] Servicer; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(iii) with respect to each Non-MERS Mortgage Loan, an original Assignment of Mortgage (which may be in the form of a blanket assignment if permitted in the jurisdiction where the Mortgaged Property is located) with evidence of recording thereon unless an Opinion of Counsel described in clause (c) below is delivered to the Trustee and the Rating Agencies, in which case, the Assignment of Mortgage shall be in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse, or (B) to “U.S. Bank National Association, as Trustee of the TBW Mortgage Trust Mortgage Pass-Through Certificates, Series [     ]”, without recourse or (C) to the order of the Trustee;

(iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments or, in the case of an intervening assignment that has not been received by the Servicer[s] from the public recording office, an Officer’s Certificate of the [related] Servicer stating that such intervening assignment has been delivered to the appropriate public recording office for recordation and that the original recorded intervening assignment or a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment will be promptly delivered to the Custodian upon receipt thereof by the [related] Servicer, or in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment, a copy of such intervening assignment with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment; or in the case of an intervening assignment that has been lost, a written Opinion of Counsel for the Seller that such original intervening assignment is not required to enforce the Trustee’s interest in the Mortgage Loans;

(v) the original or a certified copy of lender’s Title Insurance Policy (or, in lieu thereof, a commitment to issue such Title Insurance Policy, with an original or a certified copy of such Title Insurance Policy to follow as soon after the Closing Date as reasonably practicable) or attorney’s opinion of title and abstract of title;

(vi) the original or copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

(vii) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, or as to any such agreement which cannot be delivered prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Custodian is a true copy and that the original of such agreement has been forwarded to the public recording office; [and]

(viii) the original of any security agreement or equivalent instrument executed in connection with the Mortgage or as to any security agreement or equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Custodian is a true copy and that the original of such document has been forwarded to the public recording office[;and]

(ix) [all Revolving Credit Loan documents.]

The Depositor and the Seller acknowledge and agree that the form of endorsement attached hereto as Exhibit A-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

(d) Assignments of Mortgage with respect to each Non-MERS Mortgage Loan shall be recorded; provided, however, that such Assignments of Mortgage need not be recorded if, on or prior to the Closing Date, the Seller delivers an Opinion of Counsel (which must be Independent counsel) acceptable to the Rating Agencies, to the effect that recording in such states is not required to protect the Trustee’s interest in the related Non-MERS Mortgage Loans.

(e) In instances where a Title Insurance Policy is required to be delivered to the Trustee or the Custodian on behalf of the Trustee under clause (b)(vi) above and is not so delivered, the Seller will provide a copy of such Title Insurance Policy to the Trustee, or to the Custodian on behalf of the Trustee no later than ninety (90) days of the receipt by the Seller of the recorded documents from the applicable public recording office.

(f) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the Custodian on behalf of the Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 5.06 have been so deposited. All original documents that are not delivered to the Trustee or the Custodian on behalf of the Trustee shall be held by the Servicer[s] in trust for the benefit of the Trustee and the Certificateholders.

Section 2.02. Acceptance of Trust Fund; Review of Documentation.

(a) Subject to the provisions of Section 2.01, the Trustee acknowledges receipt of the assets transferred by the Depositor of the assets included in the Trust Fund and has directed that the documents referred to in Section 2.01 and all other assets included in the definition of “Trust Fund” be delivered to the Trustee (or the Custodian) on its behalf.

The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the Custodian on behalf of the Trustee, under this Section 2.02. The Trustee, or the Custodian on behalf of the Trustee, will execute and deliver to the Depositor, the Master Servicer, the Servicer[s] (and the Trustee if delivered by the Custodian) on the Closing Date an Initial Certification in the form annexed hereto as Exhibit A-1.

(b) Within 90 days after the Closing Date, the Trustee or the Custodian on behalf of the Trustee, will, for the benefit of Certificateholders, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor, the Seller (and the Trustee if delivered by the Custodian) an Interim Certification in the form annexed hereto as Exhibit A-2 to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(c) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Trustee, or the Custodian on behalf of the Trustee, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Trustee nor the Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser or for the perfection or priority of any document.

(c) If in the course of the review described in paragraph (b) above the Trustee discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, as applicable (each, a “Material Defect”), the Trustee or the Custodian, discovering such Material Defect shall identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor and the Master Servicer. Within 90 days of its receipt of such notice, the Seller shall be required to cure such Material Defect (and, in such event, the Seller shall provide the Trustee and the Custodian with an Officer’s Certificate confirming that such cure has been effected). If the Seller does not so cure such Material Defect, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Seller to cure such Material Defect, the Seller shall repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Seller to cure a Material Defect if, as determined by the Seller acting in good faith, absent such Material Defect, such loss would not have been incurred. The Seller may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 3.03. The failure of the Trustee or the Custodian to deliver the Interim Certification within 90 days after the Closing Date shall not affect or relieve the Seller of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

(d) Within 180 days following the Closing Date, the Trustee, or the Custodian, shall deliver to the Depositor, the Master Servicer and the Servicer[s] (and the Trustee if delivered by the Custodian) a Final Certification substantially in the form attached as Exhibit A-3 evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, the Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(f) Notwithstanding anything to the contrary contained herein, each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in the Custodial Agreement.

(g) Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges a receipt of the Mortgage Loan Purchase Agreement.

(h) For purposes of the determinations required to be made by the Trustee or the Custodian pursuant to paragraphs (a) through (d) of this Section 2.02, the Trustee or the Custodian, as applicable, shall be entitled to conclusively rely upon the diskette, tape or other electronic media provided by or on behalf of the Seller with respect to the Mortgage Loans as to whether (i) any guarantee was executed in connection with any Mortgage Loan, (ii) any assumption, modification or substitution agreement was executed in connection with any Mortgage Loan, (iii) primary mortgage guaranty insurance is required with respect to any Mortgage Loan or (iv) any security agreement or equivalent instrument was executed in connection with any Mortgage Loan.

Section 2.03. Grant Clause.

(a) It is intended that the conveyance by the Depositor to the Trustee of the Mortgage Loans, as provided for in Section 2.01 be construed as a sale by the Depositor to the Trustee of the Mortgage Loans and other assets in the Trust Fund for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and other assets in the Trust Fund, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC (or the Relevant UCC if not the New York UCC); (b) the conveyances provided for in Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Trustee of a security interest in all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds, all amounts from time to time held or invested in the Collection Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee of any security interest in any and all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C); (c) the possession by the Trustee or any other agent of the Trustee of Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York UCC and any other Relevant UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

(b) The Depositor and, at the Depositor’s direction, the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and file any UCC financing statements that are necessary to perfect the Trustee’s security interest in or lien on the Mortgage Loans, as evidenced by an Officer’s Certificate of the Depositor, and furnish a copy of each such filed financing statement to the Securities Administrator. The Trustee shall prepare and file, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) to the extent that a Responsible Officer of the Trustee has received written notice of such change or transfer, such other statements as may be occasioned by (1) any change of name of the Seller or the Depositor, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor or (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan.

The Depositor shall not organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving thirty (30) days prior written notice of such action to its immediate and mediate transferee, including the Trustee. Before effecting such change, the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement, the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 2.03(b).

(c) The Depositor shall not take any action inconsistent with the sale by the Depositor of all of its right, title and interest in and to the Trust Fund and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other property of the Trust Fund is held by the Trustee. In addition, the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Fund by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other property of the Trust Fund is held by the Trustee on behalf of the Certificateholders.

Section 2.04. Option to Contribute Derivative Instrument

At any time on or after the Closing Date, the Seller shall have the right to contribute to, and deposit into, the Trust Fund a derivative contract or comparable instrument (a “Derivative Instrument”). The Derivative Instrument may have a notional amount in excess of the sum of the beneficial interests in the Trust. Any such instrument shall constitute a fully prepaid agreement. The Securities Administrator shall have no tax reporting duties with respect to any such Derivative Instrument.

Section 2.05. The Certificates.

The Certificates shall be substantially in the forms attached as Exhibit A hereto. The Certificates shall be issuable in registered form, in the minimum denominations per Class set forth in the Preliminary Statement and, to the extent applicable, in integral multiples of $1 in excess thereof.

Subject to Section 9.03 hereof respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Securities Administrator not later than the applicable Record Date and (ii) such Holder shall hold (A) 100% of the Class Principal Amount of any Class of Certificates or (B) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized signatory of the Securities Administrator. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Securities Administrator by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Securities Administrator shall countersign the Certificates to be issued at the direction of the Depositor, or any Affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Securities Administrator on a continuous basis, an adequate inventory of specimen Certificates to facilitate transfers.

Section 2.06. Certificate Register; Registration of Transfer and Exchange of Certificates.

(a) The Securities Administrator shall maintain, or cause to be maintained, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b) No Person shall transfer a Restricted Certificate unless such transfer (i) is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, (ii) is exempt from the registration requirements under said Act and such state securities laws and (iii) is made in compliance with the provisions of this Section. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit [     ] (the “Transferor Certificate”) and deliver a letter in substantially the form of either Exhibit [     ] (the “Investment Letter”) or Exhibit [     ] (the “Rule 144A Letter”). The Depositor shall provide to any Holder of a Restricted Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Restricted Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Trustee, the Depositor, the Seller, the Servicer[s] and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator (in the event such Certificate is a Restricted Certificate, such requirement is satisfied only by the Securities Administrator’s receipt of a representation letter from the transferee substantially in the form set forth in Exhibit [     ] (or Exhibit [     ], in the case of a Residual Certificate)), to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or Section 4975 of the Code (collectively, a “Plan”), nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer, (ii) if the ERISA-Restricted Certificate was the subject of an ERISA-Qualifying underwriting and the purchaser is an insurance company, a representation substantially in the form set forth in Exhibit [     ], to the effect that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the acquisition and holding of the ERISA-Restricted Certificate are covered under Sections I and III of PTCE 95-60; or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a Person acting on behalf of such Plan or using such Plan’s assets, an Opinion of Counsel satisfactory to the Trustee and the Securities Administrator to the effect that the acquisition or holding of such ERISA-Restricted Certificate will not result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code and will not subject the Trustee, the Securities Administrator, the Depositor, the Seller, the Master Servicer or the Servicer[s] to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel will not be at the expense of any of the above parties or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of a Plan without the delivery to the Securities Administrator of a representation letter or an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect. If the ERISA-Restricted Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in (i) or (ii) of this paragraph, as applicable.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section [[     ]] or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

(c) Each Person who has or who acquires any ownership interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any ownership interest in a Residual Certificate are expressly subject to the following provisions:

(i) Each Person holding or acquiring any ownership interest in a Residual Certificate shall be a Permitted Transferee.

(ii) No ownership interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred (except for an initial registration on the Closing Date of the transfer to the Depositor (or an Affiliate thereof), the Trustee or the Securities Administrator), and the Securities Administrator shall not register the transfer of any Residual Certificate (except for an initial registration on the Closing Date of the transfer to the Depositor (or an Affiliate thereof), the Trustee or the Securities Administrator) unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit of the Holder desiring to effect such transfer (a “Transferor Affidavit”) in the form attached hereto as Exhibit [     ] and an affidavit of the proposed transferee (a “Transferee Affidavit”) in the form attached hereto as Exhibit [     ].

(iii) Each Person holding or acquiring any ownership interest in a Residual Certificate shall agree (A) to obtain a Transferee Affidavit from any other Person to whom such Person attempts to Transfer its ownership interest in a Residual Certificate, (B) to obtain a Transferee Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any transfer of a Residual Certificate and (C) not to transfer its ownership interest in a Residual Certificate or to cause the transfer of an ownership interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv) Any attempted or purported transfer of any ownership interest in a Residual Certificate in violation of the provisions of this Section 2.06(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 2.06(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by Section 2.06(b) and this Section 2.06(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transferee Affidavit, Transferor Affidavit and either the Rule 144A Letter or the Investment Letter. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate.

(v) The Depositor shall promptly make available, upon receipt of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a transfer of an ownership interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on transfers of a Residual Certificate set forth in this Section 206(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Securities Administrator or the Depositor, to the effect that the elimination of such restrictions will not cause an Adverse REMIC Event. Each Person holding or acquiring any ownership interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Securities Administrator is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d) The preparation and delivery of all certificates and opinions referred to above in this Section 2.06(d) in connection with transfer shall be at the expense of the parties to such transfers.

(e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Securities Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Securities Administrator or the Depositor is unable to locate a qualified successor, or (y) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Securities Administrator and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Securities Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

Section 2.07. Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor and the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 2.07, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 2.07 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 2.08. Persons Deemed Owners.

The Securities Administrator and any agent of the Trustee and the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Securities Administrator nor any agent of the Securities Administrator shall be affected by any notice to the contrary.

Section 2.09. Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 2.10. Maintenance of Office or Agency.

Certificates may be surrendered for registration of transfer or exchange at the Corporate Trust Office of the Securities Administrator. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Depositor and the Seller.

(a) The Depositor hereby represents and warrants to the Trustee for the benefit of Certificateholders, the Securities Administrator, the Master Servicer, the Seller and the Servicer[s] as of the Closing Date or such other date as is specified, that:

(i) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii) Immediately prior to the transfer by the Depositor to the Trust Fund of each Mortgage Loan, the Depositor had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust Fund;

(iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of its creditors; and

(v) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted.

(b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders, the Securities Administrator, the Master Servicer and the Depositor as of the Closing Date or such other date as is specified, that:

(i) the Seller is a [Florida] corporation, duly organized validly existing and in good standing under the laws of the [State of Florida], and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller;

(ii) the Seller has the corporate power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii) the Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

(iv) the execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any provision of the articles of incorporation or bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound;

(v) no litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement which in the opinion of the Seller has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

(c) The Seller hereby makes for the benefit of the Trustee for the benefit of Certificateholders, the Securities Administrator, the Master Servicer and the Depositor as of the Closing Date or such other date as is specified, with respect to the Mortgage Loans, the representations and warranties set forth in Exhibit A of the Mortgage Loan Purchase Agreement.

(d) To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of a representation or warranty of the Seller under subsection (c) above or the Mortgage Loan Purchase Agreement, the only right or remedy of the Trustee or any Certificateholder hereunder shall be their rights to enforce the obligations of the Seller under any applicable representation or warranty made by it. The Trustee on behalf of the Trust Fund acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 3.01(a)(ii)) under any circumstances.

Section 3.02. Discovery of Breach. It is understood and agreed that the representations and warranties (i) of the Depositor set forth in Section 3.01(a), (ii) of the Seller set forth in Section 3.01(b) and (c) and (iii) of the Servicer[s] pursuant to Section 4.05 of this Agreement, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. With respect to the representations and warranties which are made to the best of the Seller’s knowledge, if it is discovered by the Depositor, the Seller, the Securities Administrator, the Trustee, the Master Servicer, the Underwriters or the Servicer[s] that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the Mortgage Loans or the interests of the Certificateholders or the Trustee therein, notwithstanding such Seller’s lack of knowledge with respect to the substance of such representation or warranty, remedies for breach will apply to such inaccuracy. Any breach of the representation and warranty set forth in clauses (cc), (ee) and (ff) of Exhibit A of the Mortgage Loan Purchase Agreement shall be deemed to materially and adversely affect the interest of the Trust Fund in that Mortgage Loan, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty. Upon discovery by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee of a breach of any of such representations and warranties made by the Seller that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the discovery by the Seller of a breach of any representation or warranty given to the Trustee by the Seller or the Seller’s receipt of written notice of such a breach, the Seller shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.

Section 3.03. Repurchase, Purchase or Substitution of Mortgage Loans.

(a) [With respect to any Mortgage Loan repurchased by the Seller pursuant to Section 3.02(b) of this Agreement, the principal portion of the funds in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account. Upon receipt by the Securities Administrator of the full amount of the Purchase Price for a Deleted Mortgage Loan and notification thereof has been made to the Trustee, or upon receipt of notification from the Custodian that it had received the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), the Trustee shall release or cause to be released and reassign to the Depositor or the Seller, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Servicer[s] and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

(b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee (or the Custodian) in exchange for a Deleted Mortgage Loan: (i) the Depositor or the Seller, as applicable, must deliver to the Trustee (or a Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(c) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Seller and the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Trustee, at the expense of the Depositor and at the direction and with the cooperation of the Servicer[s] shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the Servicer[s] if required pursuant to Section 2.01(d), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee (on behalf of the Trust Fund) to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(d).]

ARTICLE IV

ADMINISTRATION AND SERVICING OF THE
MORTGAGE LOANS BY THE SERVICER[S]

Section 4.01. Servicer[s] to Perform Servicing Responsibilities.

(a) Contract for Servicing; Possession of Servicing Files. The Trustee does hereby contract with the Servicer[s] for the servicing of the Mortgage Loans for the benefit of the Trust Fund and the Trustee. The Servicer[s] shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loans pursuant to this Agreement and each Servicing File delivered to the Servicer[s] shall be held in trust by the Servicer[s] for the benefit of the Trust Fund and the Trustee. [The/Each] Servicer’s possession of any portion of the Mortgage Loan documents shall be at the will of the Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the [related] Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer[s] shall immediately vest in the Trustee and shall be retained and maintained, in trust, by the Servicer[s] at the will of the Trustee in such custodial capacity only. The Servicing File retained by the Servicer[s] pursuant to this Agreement shall be identified in accordance with the [related] Servicer’s file tracking system to reflect the ownership of the related Mortgage Loan by the Trustee. [The/Each] Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

(b) Books and Records. All rights arising out of the Mortgage Loans shall be vested in the Trustee, subject to the [Servicer’s/Servicers’] rights to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Mortgage Loan, other than the Servicing Fee and other compensation and reimbursement to which the Servicer[s] and the Master Servicer are entitled as set forth herein, including but not limited to Section 4.04(c), shall be received and held by them in trust for the benefit of the Trustee pursuant to the terms of this Agreement.

The Servicer[s] shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.02(a) within one week of their execution; provided, however, that the Servicer[s] shall provide the Custodian with a Servicer certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its submission for recordation.

Section 4.02. Servicing of the Mortgage Loans.

(a) Servicer[s] to Service. The Servicer[s], acting directly [or through one or more Subservicers as provided in Section 4.09], shall service and administer the Mortgage Loans from and after the Closing Date and, except where prior consent of the Master Servicer is required under this Agreement, in accordance with this Agreement and with Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer[s] may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices and exercise the same care that it customarily employs for its own account. Except as set forth in this Agreement, the Servicer[s] shall service the Mortgage Loans in strict compliance with the servicing provisions of the Fannie Mae Guides (special servicing option), which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of mortgage impairment insurance, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies and Lender Primary Mortgage Insurance Policies, insurance claims, the title, management and disposition of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Files, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guides, the provisions of this Agreement shall control and be binding upon the Servicer[s] and the other parties hereto.

Consistent with the terms of this Agreement, the Servicer[s] may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the [Servicer’s/Servicers’] reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Trust Fund, Trustee and the Certificateholders, provided, however, that unless the [related] Servicer has obtained the prior written consent of the Master Servicer, the [related] Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer for more than [ninety (90)] days or forgive any payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which has been agreed to in writing by the Master Servicer and which permits the deferral of interest or principal payments on any Mortgage Loan, the [related] Servicer shall, on the Business Day immediately preceding the Servicer Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.03(c), the difference between (a) such month's principal and one month's interest at the Net Mortgage Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer[s] shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.03. Without limiting the generality of the foregoing, [the/each] Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver on behalf of itself, the Trust Fund and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding anything herein to the contrary, the Servicer[s] may not enter into a forbearance agreement or similar arrangement with respect to any Mortgage Loan which runs more than one hundred eighty (180) days after the first delinquent Due Date. Any such agreement shall be approved by the Master Servicer and, if required, by the Primary Mortgage Insurance Policy insurer and Lender Primary Mortgage Insurance Policy insurer.

In servicing and administering the Mortgage Loans, the Servicer[s] shall employ Accepted Servicing Practices, giving due consideration to the reliance by the Trustee and Certificateholders on the Servicer[s]. [Notwithstanding the appointment of any Subservicer pursuant to Section 4.09, the [related] Servicer shall remain liable for the performance of all of the servicing obligations and responsibilities under this Agreement.]

[The Servicer[s] shall, in accordance with Home Equity Accepted Servicing Practices, approve and make disbursements of principal in connection with Mortgagor drafts upon the credit line approved in connection with each Revolving Credit Loan. The Servicer[s] shall provide to the Mortgagors all checks, drafts or other documentation necessary for such Mortgagors to obtain a Credit Line Advance. On each Servicer Remittance Date, with respect to each Credit Line Advance disbursed by the Servicer[s] and reported to the [Master Servicer and the Securities Administrator], the [related] Servicer shall be entitled to reimburse itself, from amounts on deposit in the Custodial Account, in an amount equal to (i) the principal amount of each unreimbursed Credit Line Advance disbursed by the [related] Servicer with respect to a Revolving Credit Loan and (ii) interest, at the Credit Advance Rate, on the principal amount of each such Credit Line Advance from the date such Credit Line Advance was disbursed by the [related] Servicer to but not including such date reimbursement is received by the [related] Servicer. In the event that there are insufficient funds on deposit in the Custodial Account on any Servicer Remittance Date to reimburse the [related] Servicer as provided in the preceding sentence (such shortfall, an “Advance Reimbursement Shortfall Amount”), the [related] Servicer shall deliver to the [Master Servicer and the Securities Administrator] a request for reimbursement of the amount of such Advance Reimbursement Shortfall Amount at least three Business Days prior to such Servicer Remittance Date. The [Securities Administrator] shall promptly reimburse the [related] Servicer on such Servicer Remittance Date for such Advance Reimbursement Shortfall Amount.]

[[The/Each] Servicer, at its discretion and in accordance with Home Equity Accepted Servicing Practices, may perform any of the following actions in connection with a Revolving Credit Loan:

(i) with the approval of the [Master Servicer and the Securities Administrator], increase the amount of the related Credit Line;

(ii)  with the approval of the [Master Servicer and the Securities Administrator], terminate a dormant Revolving Credit Loan, to the extent permitted under the related Mortgage Note;

(iii)  permit payments from the Mortgagor of interest only during the period when Credit Line Advances may be made; or

(iv)  with the approval of the [Master Servicer and the Securities Administrator], eliminate the ability of the Mortgagor to make future drafts upon the Credit Line, or reduce the Credit Line, to the extent permitted under the related Mortgage Note.]

[Notwithstanding anything to the contrary contained herein, the Servicer[s] shall, in servicing the Revolving Credit Loans, follow and comply with the servicing guidelines established by Fannie Mae, and the Servicer[s] may waive, modify or vary any term of any Revolving Credit Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the [related] Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is in the best interests of the Certificateholders and is consistent with the terms of this Agreement; provided, however, that if the Mortgagor is in default with respect to the Revolving Credit Loan or such default is, in the judgment of the [related] Servicer, reasonably foreseeable, the [related] Servicer shall not permit any modification of any material term of any Revolving Credit Loan, including any modification that would change the mortgage interest rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Revolving Credit Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Revolving Credit Loan, the [related] Servicer shall, on the Business Day immediately preceding the Servicer Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance pursuant to the provisions of Section 4.03(c), in an amount equal to the difference between (i) such month’s principal and one month’s interest at the Mortgage Rate on the unpaid principal balance of such Revolving Credit Loan and (ii) the amount paid by the Mortgagor. The Servicer[s] shall be entitled to reimbursement for such Monthly Advances to the same extent as for all other Monthly Advances made pursuant to Section 4.03(c). Without limiting the generality of the foregoing, [the/each] Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the [Master Servicer and the Securities Administrator], all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Revolving Credit Loans and with respect to the Mortgaged Properties. Upon the request of [the/a] Servicer, the [Master Servicer and the Securities Administrator] shall execute and deliver to the [related] Servicer any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the [Master Servicer and the Securities Administrator], necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. Notwithstanding anything contained herein to the contrary, the Servicer[s] shall not, without the [Master Servicer’s and the Securities Administrator’s] written consent: (i) initiate any action suit or proceeding solely under the [Master Servicer’s or the Securities Administrator’s] name without indicating the [related] Servicer’s representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the [Master Servicer and the Securities Administrator] to be registered to do business in any state. Promptly after the execution of any assumption, modification, consolidation or extension of any Revolving Credit Loan, the [related] Servicer shall forward to the [Master Servicer] copies of any documents evidencing such assumption, modification, consolidation or extension.

In servicing and administering the Revolving Credit Loans, [the/each] Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Home Equity Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement and the Fannie Mae Guides.]

(b) Servicer Discretion. In managing the liquidation of defaulted Mortgage Loans, the Servicer[s] will have sole discretion, subject to the terms of this Agreement, to sell defaulted Mortgage Loans; provided, however, that the Servicer[s] shall not take any action that is inconsistent with or prejudices the interests of the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement.

(c) Collection and Liquidation of Mortgage Loans. Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, [the/each] Servicer will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, Accepted Servicing Practices, and the terms and provisions of any related Primary Mortgage Insurance Policy and Lender Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer[s] will take special care in ascertaining and estimating annual escrow payments, and all other charges that, as provided in the Mortgage, will become due and payable, so that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

[The/Each] Servicer shall use its best efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account, consistent with Accepted Servicing Practices, any Primary Mortgage Insurance Policies and Lender Primary Mortgage Insurance Policies and the best interest of the Trust Fund, the Trustee and the Certificateholders, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.02(a). Foreclosure or comparable proceedings shall be initiated within [ninety (90)] days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments, subject to state and federal law and regulation. [The/Each] Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trust, taking into account, among other things, the timing of foreclosure proceedings. [The/Each] Servicer, on behalf of the Trust Fund, the Trustee and the Certificateholders, may also, in its discretion, as an alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third parties, if the [related] Servicer reasonably believes that such sale would maximize proceeds to the Trust Fund (on a present value basis) with respect to each such Mortgage Loan. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage, the [related] Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Trust Fund after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the [related] Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.02(e). [Each] Servicer shall obtain prior approval of Purchaser or the Master Servicer as to repair or restoration expenses in excess of ten thousand dollars ($10,000). The [related] Servicer shall notify the Master Servicer in writing of the commencement of foreclosure proceedings and not less than five (5) days prior to the acceptance or rejection of any offer of reinstatement. The [related] Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings or functions; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 4.02(e). Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the [related] Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Master Servicer or the Trustee otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Master Servicer’s or Trustee’s expense, as applicable. Upon completion of the inspection, the [related] Servicer shall promptly provide the Master Servicer and the Trustee with a written report of the environmental inspection. After reviewing the environmental inspection report, the Master Servicer shall determine how the [related] Servicer shall proceed with respect to the Mortgaged Property.

Notwithstanding the generality of the preceding paragraph, [the/each] Servicer shall take such actions generally in accordance with the Servicer’s established default timeline and in accordance with Accepted Servicing Practices with respect to each Mortgage Loan and Mortgagor for which there is a delinquency until such time as the related Mortgagor is current with all payments due under the Mortgage Loan.

(d) Establishment of and Deposits to Custodial Account.

(i) [The/Each] Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall initially establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, each of which accounts shall be titled “[Taylor, Bean & Whitaker Mortgage Corp. in trust for [     ], as Trustee, for the TBW Mortgage Trust Mortgage Pass-Through Certificates, Series [     ]” and referred to herein as a “Custodial Account;” [provided that so long as [     ] is the Subservicer under the Subservicing Agreement, each Custodial Account shall be titled “[     ] in trust for [     ], as Trustee, for the TBW Mortgage Trust Mortgage Pass-Through Certificates, Series [     ].”] Each Custodial Account shall be an Eligible Account. Any funds deposited in the Custodial Account shall at all times be insured by the FDIC up to the FDIC insurance limits, or must be invested in Eligible Investments subject to the provisions of Section 4.02(i) hereof. Funds deposited in the Custodial Account may be drawn on by the [related] Servicer in accordance with Section 4.02(e) hereof. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit D hereto. A copy of such certification or letter agreement shall be furnished to the Trustee, the Master Servicer and, upon request, to any subsequent owner of the Mortgage Loans. The Servicer[s] shall deposit or cause to be deposited into the Custodial Account, no later than 48 hours after receipt of funds, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(1) all payments on account of principal, including Principal Prepayments and related penalties, on the Mortgage Loans;

(2) all payments on account of interest on the Mortgage Loans adjusted to the Net Mortgage Rate;

(3) all Net Liquidation Proceeds;

(4) any amounts required to be deposited by the Servicer[s] in connection with any REO Property pursuant to Section 4.02(o) and in connection therewith, the Servicer[s] shall provide the Master Servicer with written detail itemizing all of such amounts;

(5) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.02(j), other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law;

(6) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

(7) any Monthly Advances;

(8) with respect to each full or partial Principal Prepayment, any Prepayment Interest Shortfalls, to the extent of the [Servicer's/Servicers’] aggregate Servicing Fee received with respect to the related Prepayment Period;

(9) any amounts required to be deposited by [the/a] Servicer pursuant to Section 4.02(j) in connection with the deductible clause in any blanket hazard insurance policy, such deposit shall be made from [the/such] Servicer's own funds, without reimbursement therefor; and

(10) any amounts required to be deposited in the Custodial Account pursuant this Agreement.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of the Servicing Fee and Ancillary Income, need not be deposited by the Servicer[s] in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution and any income or appreciation on any investment of such funds shall accrue to the benefit of the [related] Servicer and the [related] Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.02(e). The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the [related] Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized.

(ii) [The/Each] Servicer agrees that it shall not create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account or Escrow Account, or any funds that otherwise are or may become due or payable to or for the benefit of the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

(e) Permitted Withdrawals from Custodial Account.

The Servicer[s] may, from time to time, withdraw from the Custodial Account for the following purposes:

(i) to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.03(a);

(ii) to reimburse itself for Monthly Advances, [the/each] Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made, it being understood that, in the case of such reimbursement, [the/each] Servicer's right thereto shall be prior to the rights of the Certificateholders, except that, where the [related] Servicer is required to repurchase a Mortgage Loan, pursuant to Section 3.03, the Servicer's right to such reimbursement shall be subsequent to the payment to the Trust Fund of the Purchase Price pursuant to such Section and all other amounts required to be paid to the Trust Fund with respect to such Mortgage Loan;

(iii) to reimburse itself for unreimbursed Monthly Advances and Servicing Advances and any unpaid Servicing Fees (or REO administration fees described in Section 4.02(o)), [the/each] Servicer's right to reimburse itself pursuant to this subclause (3) with respect to any Mortgage Loan being limited to related proceeds from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds in accordance with the relevant provisions of the Fannie Mae Guides or as otherwise set forth in this Agreement; any recovery shall be made upon liquidation of the REO Property;

(iv) to pay to itself as part of its servicing compensation (a) any interest income or appreciation earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date), (b) the Servicing Fee from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

(v) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 all amounts received thereon and not distributed as of the date on which the related Purchase Price is determined,

(vi) to transfer funds to another Eligible Account in accordance with Section 4.02(i) hereof;

(vii) to remove funds inadvertently placed in the Custodial Account by the Servicer;

(viii) to clear and terminate the Custodial Account upon the termination of this Agreement; [and]

(ix) to reimburse itself for any Nonrecoverable Advances and amounts reimbursable pursuant to Section 4.05(b) and Section 4.06(b) [; and]

(x) [to reimburse itself for the amount of any Credit Line Advances made by or on behalf of the Servicer and not timely reimbursed by the Administrator in accordance with Section 4.02(a) hereof.]

(f) Establishment of and Deposits to Escrow Account. The Servicer[s] shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled “[Taylor, Bean & Whitaker Mortgage Corp.] in trust for [     ], as Trustee, for the TBW Mortgage Trust Mortgage Pass-Through Certificates, Series [     ],” [provided that so long as [     ] is the Subservicer under the Subservicing Agreement, each Escrow Account shall be titled “[     ] in trust for [     ], as Trustee, for the TBW Mortgage Trust Mortgage Pass-Through Certificates, Series [     ].”] The Escrow Accounts shall be an Eligible Account. Nothing herein shall require the Servicer[s] to compel a Mortgagor to establish an Escrow Account in violation of applicable law. Funds deposited in the Escrow Account may be drawn on by the Servicer[s] in accordance with Section 4.02(g). The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit E hereto. A copy of such certification or letter agreement shall be furnished to the Master Servicer.

The Servicer[s] shall deposit in the Escrow Account or Accounts on a daily basis, and in the Escrow Account or Accounts no later than 48 hours after receipt of funds, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, if required, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement to be paid by the related Mortgagor to the [related] Servicer;

(ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

The Servicer[s] shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.02(g). The Servicer[s] shall be entitled to retain any interest earnings paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer[s] shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or the interest earnings paid thereon are insufficient for such purposes.

(g) Permitted Withdrawals from Escrow Account. Withdrawals from the Escrow Account or Accounts may be made by the Servicer[s] only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, Primary Mortgage Insurance Policy premiums, if applicable, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii) to reimburse the Servicer[s] for any Servicing Advance of an Escrow Payment made by the [related] Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii) to refund to any Mortgagor any funds found to be in excess of the amounts required to be escrowed under the terms of the related Mortgage Loan;

(iv) to the extent permitted by applicable law, for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v) for application to restoration or repair of the Mortgaged Property in accordance with Section 4.02(n);

(vi) to pay to the Servicer[s], or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii) to clear and terminate the Escrow Account on the termination of this Agreement. As part of its servicing duties, the [related] Servicer shall pay to the Mortgagors interest on funds in Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor; and

(viii) to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.02(f).

(h) Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Servicer[s] shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer[s] in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer[s] shall determine that any such payments are made by the Mortgagor at the time they first become due. [The/Each] Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments (which will constitute a Servicing Advance).

(i) The Servicer[s] will maintain in full force and effect Primary Mortgage Insurance Policies or Lender Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be terminated only with the approval of Purchaser, or as required by applicable law or regulation. The Servicer[s] will not cancel or refuse to renew any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Servicer[s] shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy of any loss which, but for the actions of the [related] Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.04(a), the Servicer[s] shall promptly notify the insurer under the related Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the [related] Servicer shall obtain a replacement Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy as provided above.

In connection with [its/their] activities as servicer, [the/each] Servicer agrees to prepare and present, on behalf of itself and the Trust Fund, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.02(d), any amounts collected by the Servicer[s] under any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.02(e).

(i) Protection of Accounts. The Servicer[s] may transfer the Custodial Account or the Escrow Account to a different Eligible Institution from time to time. Such transfer shall be made only upon obtaining the consent of the Master Servicer, which consent shall not be withheld unreasonably, and the Servicer[s] shall give notice to the Master Servicer and the Trustee of any change in the location of the Custodial Account.

(j) Maintenance of Hazard Insurance. The Servicer[s] shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is acceptable to Fannie Mae or Freddie Mac and customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If required by the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan shall be covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the [related] Servicer determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the [related] Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the [related] Servicer shall immediately force place the required flood insurance on the Mortgagor's behalf. The Servicer[s] shall also maintain on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer[s] under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with Accepted Servicing Practices, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.02(e). It is understood and agreed that no other additional insurance need be required by the Servicer[s] of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to this Agreement, the Fannie Mae Guides or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the [related] Servicer and its successors and/or assigns and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer[s] shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer[s] shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

(k) Maintenance of Mortgage Impairment Insurance. In the event that [the/a] Servicer shall obtain and maintain a blanket policy issued by an insurer acceptable to Fannie Mae or Freddie Mac insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.02(j) and otherwise complies with all other requirements of Section 4.02(j), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.02(j), it being understood and agreed that such policy may contain a deductible clause, in which case the [related] Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 4.02(j), and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with [its/their] activities as servicer of the Mortgage Loans, [the/each] Servicer agrees to prepare and present, on behalf of the Master Servicer and the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Master Servicer or Trustee, the [related] Servicer shall cause to be delivered to the Master Servicer or the Trustee, as applicable, a certified true copy of such policy and shall use its best efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Master Servicer and the Trustee.

(l)  Maintenance of Fidelity Bond and Errors and Omissions Insurance. [The/Each] Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loan. The Servicer Fidelity Bond shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement and fraud of such persons. The Servicer Errors and Omissions Insurance Policy shall protect and insure the Servicer[s] against losses arising out of errors and omissions and negligent acts of such persons. Such Servicer Errors and Omissions Insurance Policy shall also protect and insure the Servicer[s] against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.02(l) requiring the Servicer Fidelity Bond or the Servicer Errors and Omissions Insurance Policy shall diminish or relieve the [related] Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides. Upon request of the Master Servicer or the Trustee, the Servicer[s] shall deliver to the Master Servicer and the Trustee a certificate from the surety and the insurer as to the existence of the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy and shall obtain a statement from the surety and the insurer that such Servicer Fidelity Bond or Servicer Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Master Servicer. The [related] Servicer shall notify the Master Servicer and the Trustee within five (5) business days of receipt of notice that such Servicer Fidelity Bond or Servicer Errors and Omissions Insurance Policy will be, or has been, materially modified or terminated. The Trustee on behalf of the Trust Fund must be named as a loss payee on the Servicer Fidelity Bond and as an additional insured on the Servicer Errors and Omissions Insurance Policy. Upon request by the Master Servicer, the Servicer[s] shall provide the Master Servicer with an insurance certificate certifying coverage under this Section 4.02(l), and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

(m)  Inspections. The Servicer[s] shall inspect the Mortgaged Property as often as deemed necessary by the [related] Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, the Servicer shall inspect the Mortgaged Property and/or take such other actions as may be necessary or appropriate in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep a written report of each such inspection.

(n)  Restoration of Mortgaged Property. The Servicer[s] need not obtain the approval of the Master Servicer prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Servicer[s] shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i) the Servicer[s] shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii) the Servicer[s] shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens; and

(iii) pending repairs or restoration, the Servicer[s] shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

(o) Title, Management and Disposition of REO Property. [In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee or its designee, or in the event the Trustee or its designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the [related] Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee on behalf of the Trust Fund.

The Servicer[s] shall notify the Master Servicer in accordance with the Fannie Mae Guides of each acquisition of REO Property upon such acquisition (and, in any event, shall provide notice of the consummation of any foreclosure sale within three (3) Business Days from the date the [related] Servicer receives notice of such consummation), together with a copy of the drive by appraisal or brokers price opinion of the Mortgaged Property obtained in connection with such acquisition, and thereafter assume the responsibility for marketing such REO property in accordance with Accepted Servicing Practices. Thereafter, the [related] Servicer shall continue to provide certain administrative services to the Master Servicer relating to such REO Property as set forth in this Section 4.02(o). No Servicing Fee shall be assessed or otherwise accrue on any REO Property from and after the date on which it becomes an REO Property.

[The/Each] Servicer shall, either itself or through an agent selected by the [related] Servicer, and in accordance with the Fannie Mae Guides manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer[s] shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as required by the circumstances. The Servicer[s] shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the [related] Servicer to the Master Servicer.

[The/Each] Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the [related] Servicer determines, and gives an appropriate notice to the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a longer period than one (1) year is permitted under the foregoing sentence and is necessary to sell any REO Property, the [related] Servicer shall report monthly to the Master Servicer as to the progress being made in selling such REO Property. No REO Property shall be marketed for less than the Appraised Value, without the prior consent of Master Servicer. No REO Property shall be sold for less than ninety five percent (95%) of its Appraised Value, without the prior consent of Trustee. All requests for reimbursement of Servicing Advances shall be in accordance with the Fannie Mae Guides. The disposition of REO Property shall be carried out by the Servicer[s] at such price, and upon such terms and conditions, as the [related] Servicer deems to be in the best interests of the Trust Fund (subject to the above conditions) only with the prior written consent of the Master Servicer. The Servicer[s] shall provide monthly reports to the Master Servicer in reference to the status of the marketing of the REO Properties.]

(p) Compliance with Safeguarding Customer Information Requirements. [The/Each] Servicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder, as amended from time to time (the “Guidelines”).

(q) Notification of Maturity Date. With respect to each Mortgage Loan, the Servicer[s] shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

(r) Purchase of Defaulted Mortgage Loans. [The/Each] Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee, the Master Servicer and the Securities Administrator) to purchase for its own account from the Trust Fund any Mortgage Loan that is (as of the first day of a calendar quarter) 90 days or more Delinquent or is an REO Property at a price equal to the Purchase Price; provided, however, that (i) such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related calendar quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related calendar quarter. The principal portion of the funds in respect of such purchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account. Upon receipt by the Securities Administrator of the full amount of the Purchase Price for such Mortgage Loan and notification thereof has been made to the Trustee, the Trustee shall release or cause to be released and reassign to the [related] Servicer the related Mortgage File for such Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any such Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the [related] Servicer and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such 90 days Delinquent Mortgage Loan purchased by the [related] Servicer.

Section 4.03. Payments to the Master Servicer.

(a) Remittances. [On each Servicer Remittance Date, the Servicer[s] shall remit by wire transfer of immediately available funds to the Master Servicer (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.02(e), plus (ii) all Monthly Advances, if any, which the [related] Servicer is obligated to remit pursuant to Section 4.03(c), plus, (iii) Compensating Interest Payments, minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date, which amounts shall be remitted on the Servicer Remittance Date next succeeding the Collection Period for such amounts. It is understood that, by operation of Section 4.02(d), the remittance on the first Servicer Remittance Date with respect to the Mortgage Loans is to include principal collected after the Cut- off Date through the preceding Determination Date plus interest, adjusted to the Net Mortgage Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in clauses (ii), (iii) and (iv) above.

With respect to any remittance received by the Master Servicer after the Servicer Remittance Date, the Servicer[s] shall pay to the Master Servicer interest on any such late payment at a per annum rate equal to the Prime Rate, adjusted as of the date of each change plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall cover the period commencing with the day following the Business Day such payment was due and ending with the Business Day on which such payment is made to the Master Servicer, both inclusive. The payment by the [related] Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the [related] Servicer. On each Servicer Remittance Date, the Servicer[s] shall provide a remittance report detailing all amounts being remitted pursuant to this Section 4.03(a).

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

(b) Statements to Master Servicer and Securities Administrator. The Servicer[s] shall furnish to Master Servicer an individual loan accounting report, as of the last Business Day of each month, in the [related] Servicer’s assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Master Servicer no later than the [fifth] Business Day of the following month on a disk or tape or other computer-readable format in such format as may be mutually agreed upon by both Master Servicer and Servicer[s], and no later than the [fifth] Business Day of the following month in hard copy, and shall contain the following:

(i) With respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.02(d));

(ii) with respect to each Monthly Payment, the amount of such remittance allocable to interest;

(iii) the amount of servicing compensation received by the Servicer[s] during the prior distribution period;

(iv) the aggregate Scheduled Principal Balance of the Mortgage Loans;

(v) the aggregate of any expenses reimbursed to the Servicer[s] during the prior distribution period pursuant to Section 4.02(e); and

(vi) The number and aggregate outstanding principal balances of Mortgage Loans (a) Delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more and (4) 180 days or more and charged-off; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired.

The Servicer[s] shall provide a monthly remittance report to the Master Servicer in a mutually agreeable format. The Servicer[s] shall also provide a default report containing the information specified in Exhibit F attached hereto with each such report.

The Servicer[s] shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to the Master Servicer and the Securities Administrator pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer[s] shall provide the Master Servicer and the Securities Administrator with such information as may be requested by it and required for the completion of any tax reporting responsibility of the Securities Administrator within such reasonable time frame as shall enable the Securities Administrator to timely file each Schedule Q (or other applicable tax report or return) required to be filed by it.

(c) Monthly Advances by Servicer[s]. Not later than the close of business on the Business Day preceding each Servicer Remittance Date, the Servicer[s] shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer[s], whether or not deferred pursuant to Section 4.03(a), of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Net Mortgage Rate, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date; provided, however, that the [related] Servicer may use the Amount Held for Future Distribution (as defined below) then on deposit in the Custodial Account to make such Monthly Advances. The Servicer[s] shall deposit any portion of the Amount Held for Future Distribution used to pay Monthly Advances into the Custodial Account on any future Servicer Remittance Date to the extent that the funds that are available in the Custodial Account for remittance to the Master Servicer on such Servicer Remittance Date are less than the amount of payments required to be made to the Master Servicer on such Servicer Remittance Date.

The “Amount Held for Future Distribution” as to any Servicer Remittance Date shall be the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date which were received after the Cut-off Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and Principal Prepayments received or made in the month of such Servicer Remittance Date, and (ii) payments which represent early receipt of Monthly Payments of principal and interest due on a date or dates subsequent to the related Due Date.

[The/Each] Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the Servicer Remittance Date prior to the date on which the Mortgaged Property liquidates (including Insurance Proceeds, proceeds from the sale of REO Property or Condemnation Proceeds) with respect to the Mortgage Loan unless the [related] Servicer deems such advance to be a Nonrecoverable Advance. In such event, the Servicer shall deliver to the Master Servicer an Officer's Certificate of the Servicer to the effect that an officer of the Servicer has reviewed the related Mortgage File and has made the reasonable determination that any additional advances are nonrecoverable.

(d) Liquidation Reports. Upon the foreclosure sale of any Mortgaged Property, the acquisition thereof by the Trustee pursuant to a deed in lieu of foreclosure or the charge off of a Mortgage Loan that is 180 days Delinquent, the [related] Servicer shall submit to the Trustee and the Master Servicer a monthly liquidation report with respect to such Mortgaged Property. The Servicer[s] shall also provide reports on the status of REO Property containing such information as the Trustee may reasonably request.

(e) Credit Reporting. For each Mortgage Loan, in accordance with its current servicing practices, the Servicer[s] will accurately and fully report its underlying borrower credit files to each of the following credit repositories or their successors: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis in a timely manner.

Section 4.04. General Servicing Procedures.

Transfers of Mortgaged Property. [The/Each] Servicer will, to the extent it has actual knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause to the extent permitted by law; provided, however, that the Servicer[s] shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, if any. If [the/a] Servicer reasonably believes it is unable under applicable law to enforce such “due-on- sale” clause, the [related] Servicer will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 4.04(a), the [related] Servicer, with the prior consent of the Master Servicer, the Trustee and the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Servicer[s] shall follow the underwriting practices and procedures of the [related] Servicer. With respect to an assumption or substitution of liability, the Mortgage Rate borne by the related Mortgage Note, the amount of the Monthly Payment and the maturity date may not be changed (except pursuant to the terms of the Mortgage Note). If the credit of the proposed transferee does not meet such underwriting criteria, the [related] Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan. The [related] Servicer shall notify the Master Servicer and the Trustee that any such substitution of liability or assumption agreement has been completed and shall forward to the Custodian the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Servicer[s] for entering into an assumption or substitution of liability agreement shall belong to the [related] Servicer.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, [the/a] Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the [related] Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 4.04(a), the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

(a) Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the [related] Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the [related] Servicer shall immediately notify the Master Servicer by a certification of a Servicing Officer, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.02(d) have been or will be so deposited, and the Servicer shall request delivery to it of the portion of the Mortgage File held by the Custodian in accordance with the provisions of Section 5.12.

In the event the [related] Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Trustee on behalf of the Trust Fund may have under the mortgage instruments, the [related] Servicer, upon written demand, shall remit within [two (2)] Business Days to the Trustee on behalf of the Trust Fund the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer[s] shall maintain the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy insuring the [related] Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

(b) Servicing Compensation. [As compensation for its services hereunder, the Servicer[s] shall be entitled to withdraw from the Custodial Account (to the extent of interest payments collected on the Mortgage Loans) or to retain from interest payments collected on the Mortgage Loans, the Servicing Fee, subject to Compensating Interest Payments. Additional servicing compensation in the form of assumption fees, as provided in Section 4.04(a), and late payment charges or otherwise shall be retained by the [related] Servicer to the extent not required to be deposited in the Custodial Account. No Servicing Fee shall be payable in connection with partial Monthly Payments. [The/Each] Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for in this Agreement.]

(c) Annual Audit Report. On or before [February 28th] of each year beginning [February 28], [     ], [the/each] Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish to the Seller, the Master Servicer, the Trustee and the Depositor in a form acceptable for filing with the Commission as an exhibit to a Form 10-K a report on the assessment of compliance made by the [related] Servicer and delivered pursuant to subsection (d) of this Section 4.04, which report shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. In addition, on an annual basis, [each] Servicer shall provided the Seller, the Master Servicer, the Trustee and the Depositor with copies of its audited financial statements.

(d) Annual Compliance Certifications.

(i) On or before [February 28th] of each year beginning [February 28], [     ], the Servicer[s] shall deliver to the Seller, the Master Servicer, the Trustee and the Depositor a servicer’s certificate stating, as to each signer thereof, that (i) a review of the activities of the [related] Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the [related] Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof, including the steps being taken by the [related] Servicer to remedy such default.

(ii) On or before [February 28th] of each year beginning [February 28], [     ], the Servicer[s] shall deliver to the Seller, the Master Servicer, the Trustee and the Depositor a report regarding the [related] Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(iii) For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended is required to be delivered on behalf of the Trust, a Servicing Officer shall execute and deliver on or prior to [February 28th] of each applicable year, commencing in 2006, or at any other time upon thirty (30) days written request, an Officer’s Certificate to the Depositor for the benefit of the Depositor and its officers, directors and affiliates, certifying as to the following matters:

(1) I have reviewed the servicer compliance statement of the [related] Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the [related] Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[     ] that were delivered by the [related] Servicer pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) [dated as of [     ] by and among [     ] (collectively, the “Servicing Information”);

(2) Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading as of the end of 200[     ];

(3) Based on my knowledge, all of the Servicing Information required to be provided by the [related] Servicer under the Pooling and Servicing Agreement has been provided to the Master Servicer;

(4) I am responsible for reviewing the activities performed by the [related] Servicer as [a] servicer under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

(5) The Compliance Statement, the Servicing Assessment and the Attestation Report required to be included in the Annual Report on Form 10-K filed by the Depositor have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the Depositor. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

(iv) The Servicer[s] shall indemnify and hold harmless the Trust Fund, the Depositor and the Master Servicer and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by [the/a] Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 4.04(e) for the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any of the foregoing parties, then [the/each] Servicer agrees that it shall contribute to the amount paid or payable by the indemnified party or parties as a result of the losses, claims, damages or liabilities of the indemnified party or parties in such proportion as is appropriate to reflect the relative fault of the indemnified party or parties on the one hand and the [related] Servicer on the other in connection with a breach of the [related] Servicer’s obligations under this Section 4.04(e) or the [related] Servicer’s negligence, bad faith or willful misconduct in connection therewith.

Section 4.05. Representations, Warranties and Agreements.

(a) Representations, Warranties and Agreements of the Servicer[s]. [The/Each] Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Master Servicer, the Depositor, the Seller, the Trustee and the Securities Administrator, as of the Closing Date:

(i) Due Organization and Authority. [The/Each] Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of [Florida] and has all licenses necessary to carry out its business as now being conducted; [the/each] Servicer has the full power and authority and legal right to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement and any agreements contemplated hereby, and this Agreement and any agreements contemplated hereby, constitutes a legal, valid and binding obligation of the Servicer[s], enforceable against it in accordance with its terms, and all requisite corporate action has been taken by the [related] Servicer to make this Agreement and all agreements contemplated hereby valid and binding upon the [related] Servicer in accordance with their terms;

(ii) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer[s];

(iii) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the [Servicer’s/Servicers’] charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the [related] Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the [related] Servicer or their properties are subject;

(iv) Ability to Perform. [The/Each] Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(v) No Litigation Pending. There is no litigation, suit, proceeding or investigation pending or, to the best of [the/each] Servicer’s knowledge, threatened, or any order or decree outstanding, with respect to the [related] Servicer which, either in any one instance or in the aggregate, is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution, delivery, performance or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of the [related] Servicer;

(vi) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer[s] of or compliance by the Servicer[s] with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(vii) Servicing Practices. The servicing practices used by the Servicer[s] have been legal and in accordance with applicable laws and regulations and the mortgage loan documents, and in all material respects proper and prudent in the mortgage servicing business. Each Mortgage Loan has been serviced in all material respects with Accepted Servicing Practices. With respect to escrow deposits and payments that the [related] Servicer, on behalf of the Trust, is entitled to collect, all such payments are in the possession of, or under the control of, the [related] Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

(viii) Ability to Service. [The/Each] Servicer is equipped with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. [The/Each] Servicer is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and Freddie Mac and no event has occurred which would make Servicer[s] unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(ix) Servicing Fee. [The/Each] Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer[s], for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement; and

(x) No Commissions to Third Parties. [The/Each] Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller.

(b) Remedies for Breach of Representations and Warranties of the Servicer[s]. It is understood and agreed that the representations and warranties set forth in Sections 4.05(a) shall survive the engagement of the Servicer[s] to perform the servicing responsibilities as of the Closing Date hereunder and the delivery of the Servicing Files to the Servicer[s] and shall inure to the benefit of the Master Servicer and the Trustee. Upon discovery by either the Servicer[s], the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the [related] Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interests of the Master Servicer or the Trustee, the party discovering such breach shall give prompt written notice to the other parties.

Within [sixty (60)] days of the earlier of either discovery by or notice to the [related] Servicer of any breach of a representation or warranty set forth in Section 4.05(a) which materially and adversely affects the ability of the [related] Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the [related] Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the [related] Servicer shall, at the Master Servicer’s option, assign its rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer.

In addition, the Servicer[s] shall indemnify all other parties to this Agreement and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in Section 4.05(a).

Any cause of action against the [related] Servicer relating to or arising out of the breach of any representations and warranties made in Section 4.05(a) shall accrue upon (i) discovery of such breach by the [related] Servicer or notice thereof by the Master Servicer or the Trustee to the Servicer, (ii) failure by the [related] Servicer to cure such breach within the applicable cure period, and (iii) demand upon the [related] Servicer by the Master Servicer or the Trustee for compliance with this Agreement.

(c) Additional Indemnification by the Servicer[s]. The Servicer[s] shall indemnify the Master Servicer, the Trust Fund, the Trustee, and the Securities Administrator and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, the “Liabilities”) that the indemnified party may sustain in any way related to the failure of the [related] Servicer to perform its duties and service the Mortgage Loans in accordance with the terms of this Agreement. The [related] Servicer shall immediately notify the Master Servicer, the Trustee and the Securities Administrator if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that may result in such Liabilities, and the [related] Servicer shall assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from such indemnified party in connection with such claim. The [related] Servicer shall be reimbursed promptly from the Custodial Account for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the [related] Servicer’s indemnification pursuant to this Section 4.05(c), the failure of the [related] Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement, the breach of a representation or warranty set forth in Section 4.05(a) or the gross negligence, bad faith or willful misconduct of the [related] Servicer.

Section 4.06. The Servicer[s].

(a) Merger or Consolidation of [the/a] Servicer. [The/Each] Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the [related] Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the [related] Servicer shall be a party, or any Person succeeding to the business of the [related] Servicer whether or not related to loan servicing, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person, or the parent company of such successor or surviving Person, shall be an institution (i) having a generally accepted accounting principals (“GAAP”) net worth not less than $25,000,000, (ii) which is a HUD-approved mortgagee whose primary business is in origination and servicing of residential mortgage loans, and (iii) who is a Fannie Mae or Freddie Mac approved seller/servicer in good standing; provided, however, that if such successor or surviving Person does not have a GAAP net worth of at least $25,000,000, the parent company of such successor or surviving Person shall act as guarantor with respect to such successor's obligations under this Agreement.

(b) Limitation on Liability of the Servicer[s] and Others. Neither the Servicer[s] nor any of the directors, officers, employees or agents of the Servicer[s] shall be under any liability to the Master Servicer, the Depositor, the Trustee or the Securities Administrator for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer[s] or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement (except to the extent otherwise covered by Section 4.05(c)). The Servicer[s] and any director, officer, employee or agent of the Servicer[s] may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer[s] shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer[s] may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the [related] Servicer shall be entitled to reimbursement from the Custodial Account for the reasonable legal expenses and costs of such action.

The Servicer[s] and any director, officer, employee or agent of the Servicer[s] shall be indemnified and held harmless by the Trust Fund against any and all Liabilities incurred in connection with any legal action relating to this Agreement or the Certificates, except to the extent such Liabilities resulted from or arose out of the negligence, bad faith or willful misfeasance in the performance of the [related] Servicer’s (or any director, officer, employee or agent of the [related] Servicer) duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder.

(c) Limitation on Resignation and Assignment by the Servicer[s]. The Servicer[s] shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the [related] Servicer and the Master Servicer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the [related] Servicer. Any such determination permitting the resignation of the [related] Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Master Servicer and the Trustee, which Opinion of Counsel shall be in form and substance acceptable to each of them. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 4.08.

With respect to the retention of the [related] Servicer to service the Mortgage Loans hereunder, the [related] Servicer acknowledges that the Seller, Master Servicer and Trustee have acted in reliance upon the [related] Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the [related] Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, other than in the normal course of business, without the prior written approval of the Seller, the Master Servicer and the Trustee, which consent shall not be unreasonably withheld; provided that the [related] Servicer may assign the Agreement and the servicing hereunder without the consent of the Seller, the Master Servicer and the Trustee to an affiliate of the [related] Servicer to which all servicing of the [related] Servicer is assigned so long as (i) such affiliate is a Fannie Mae and Freddie Mac approved servicer and (ii) if it is intended that such affiliate be spun off to the shareholders of the [related] Servicer, such affiliate has a GAAP net worth of at least $25,000,000 and (iii) such affiliate shall deliver to the Seller, the Master Servicer and the Trustee a certification pursuant to which such affiliate shall agree to be bound by the terms and conditions of this Agreement and shall certify that such affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing.

Without in any way limiting the generality of this Section 4.06(c), in the event that the [related] Servicer shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without (i) satisfying the requirements set forth herein or (ii) the prior written consent of the then such parties shall have the right to terminate this Agreement, without any payment of any penalty or damages and without any liability whatsoever to the [related] Servicer (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party. Nothing in this Section shall restrict the right of the [related] Servicer to cause the Mortgage Loans to be subserviced as provided in this Agreement.

(d) Successor Servicers. The provisions of Sections 4.06(a), (b) and (c) shall apply to any successor to the Servicer hereunder.

Section 4.07. Termination for Cause.

Any of the following occurrences shall constitute an event of default (each, a “Servicer Event of Default”) on the part of the [related] Servicer:

(i) [any failure by the [related] Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day; or

(ii) failure by the [related] Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the [related] Servicer set forth in this Agreement (other than Sections 4.04(d) and 4.04(e)) which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the [related] Servicer by the Master Servicer and the remedial period provided for herein has expired; or

(iii) the [related] Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the [related] Servicer's ability to perform its obligations hereunder; or

(iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the [related] Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of [sixty (60)] days; or

(v) the [related] Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the [related] Servicer or of or relating to all or substantially all of its property; or

(vi) the [related] Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations; or

(vii) the [related] Servicer ceases to be approved by either Fannie Mae or Freddie Mac as a mortgage loan seller or servicer for more than [thirty (30)] days; or

(viii) the [related] Servicer attempts to assign its right to servicing compensation hereunder or the [related] Servicer attempts, without the consent of the Master Servicer, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

(ix) the [related] Servicer fails to meet the eligibility criteria set forth in the last sentence of Section 4.06(a); or

(x) failure by the [related] Servicer to duly perform, within the required time period, its obligations under Sections 4.04(d) or 4.04(e) which failure continues unremedied for a period of [fifteen (15)] days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the [related] Servicer by the Master Servicer.]

Then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Master Servicer, by notice in writing to the [related] Servicer, in addition to whatever rights the Master Servicer may have under Sections 3.03 and 4.05(c) and at law or equity or to damages, including injunctive relief and specific performance, may, and shall, if so directed by the Majority Certificateholders, terminate all the rights and obligations of the [related] Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the [related] Servicer for the same. On or after the receipt by the [related] Servicer of such written notice, all authority and power of the [related] Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 4.08. Upon written request from the Master Servicer, the [related] Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the [related] Servicer's sole expense. [The/Each] Servicer agrees to cooperate with the Master Servicer and such successor in effecting the termination of the [related] Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the [related] Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

By a written notice, the Master Servicer may waive any default by the Servicer[s] in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 4.08. Successor to Servicer. Prior to termination of the [related] Servicer’s responsibilities and duties under this Agreement pursuant to Sections 4.06(c), 4.07 and 5.10, the Master Servicer shall (i) succeed to and assume all of the [related] Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 4.06(a) hereof acceptable to the Rating Agencies, as evidenced by a letter from each Rating Agency to the effect that such an appointment will not result in a qualification, withdrawal or downgrade of the then current rating of any of the Certificates, and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the [related] Servicer under this Agreement prior to the termination of the [related] Servicer’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Master Servicer and such successor shall agree. In the event that the [related] Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the [related] Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the [related] Servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the [related] Servicer of the representations and warranties made pursuant to Section 4.05(a) and the remedies available to the Master Servicer and the Trustee under Sections 4.05(b) and 4.05(c), it being understood and agreed that the provisions of such Sections 4.05(a), 4.05(b) and 4.05(c) shall be applicable to the [related] Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the [related] Servicer and to the Master Servicer an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the [related] Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the [related] Servicer or this Agreement pursuant to Section 4.06(c), 4.07 or 5.10 shall not affect any claims that the Master Servicer may have against the [related] Servicer arising prior to any such termination or resignation.

The [related] Servicer shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the [related] Servicer shall account for all funds. The [related] Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the [related] Servicer. Within [ten (10)] Business Days of the execution and delivery of such instruments, the successor shall reimburse the [related] Servicer for unrecovered Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the [related] Servicer pursuant to this Agreement but for the appointment of the successor servicer.

Upon a successor's acceptance of appointment as such, the [related] Servicer shall notify by mail the Trustee, the Master Servicer, the Securities Administrator, the Seller and the Depositor of such appointment.

Section 4.09. [Subservicers and Subservicing Agreements;] Subcontractors.

(a) [The Mortgage Loans may be subserviced by a Subservicer on behalf of the [related] Servicer provided that the Subservicer is an entity that engages in the business of servicing loans, and in either case shall be authorized to transact business, and licensed to service mortgage loans, in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the related subservicing Agreement, and in either case shall be a Freddie Mac or Fannie Mae approved mortgage servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Fannie Mae or Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. In addition, each Subservicer will obtain and preserve its qualifications to do business as a foreign corporation and its licenses to service mortgage loans, in each jurisdiction in which such qualifications and/or licenses are or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform or cause to be performed its duties under the related Subservicing Agreement. The [related] Servicer may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the [related] Servicer of the Subservicer shall not release the [related] Servicer from any of its obligations hereunder and the [related] Servicer shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the [related] Servicer. The [related] Servicer shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee. The [related] Servicer shall notify the Master Servicer promptly in writing upon the appointment of any Subservicer.]

(b) [At the cost and expense of the [related] Servicer, without any right of reimbursement from the Custodial Account, the [related] Servicer shall be entitled to terminate the rights and responsibilities of the subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the [related] Servicer, at the [related] Servicer’s option, from electing to service the Mortgage Loans itself. In the event that the Servicer’s responsibilities and duties under this Agreement are terminated and if requested to do so by the Master Servicer, the [related] Servicer shall at its own cost and expense terminate the rights and responsibilities of the Subservicer effective as of the date of termination of the [related] Servicer. The [related] Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the subservicer from the [related] Servicer’s own funds without reimbursement from the Trust Fund.]

(c) [Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and the [related] Servicer alone and the Master Servicer and the Trustee shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer, except that the Trustee shall have such claims or rights that arise as a result of any funds held by a Subservicer in trust for or on behalf of the Trust Fund. Notwithstanding the execution of any subservicing agreement, the [related] Servicer shall not be relieved of any liability hereunder and shall remain obligated and liable for the servicing and administration of the Mortgage Loans.]

(d) [Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the subservicer shall be deemed to be between the Subservicer and [related] Servicer alone, and none of the Master Servicer, the Trustee, the Depositor or the Trust Fund shall have no obligations, duties or liabilities with respect to the subservicer including no obligation, duty or liability of such parties to pay the Subservicer's fees and expenses. For purposes of distributions and advances by the [related] Servicer pursuant to this Agreement, the [related] Servicer shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.]

(e) [As a condition to the utilization of any Subservicer determined to be “participating in the servicing function” within the meaning of Item 1122, the Servicer shall obtain from any such Subservicer used by the [related] Servicer for the benefit of the Depositor such Subservicer’s written agreement (in form and substance satisfactory to the Depositor) to comply with the provisions of Sections 4.04(c) and (d) of this Agreement to the same extent as if such Subservicer were the [related] Servicer.]

(f) As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122, the [related] Servicer shall obtain from any such Subcontractor used by the [related] Servicer [(or by any Subservicer)] for the benefit of the Depositor such Subcontractor’s written agreement (in form and substance satisfactory to the Depositor) to comply with the provisions of Sections 4.04(c) and (d) of this Agreement to the same extent as if such Subcontractor were the [related] Servicer.

Section 4.10. Superior Liens.

(a) The Servicer[s] shall file (or cause to be filed) a request for notice of any action by a superior lienholder under a Superior Lien for the protection of the Trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclosure such junior lienholder’s equity of redemption.

(b)  If the [related] Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the Superior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the [related] Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Trust Fund in accordance with Accepted Servicing Practices. The [related] Servicer shall not make such a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such advance would be recoverable from Liquidation Proceeds on the related Mortgage Loan. The [related] Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

(c) The Servicer[s] may, in accordance with Accepted Servicing Practices, consent to the refinancing of any Superior Lien on a Mortgaged Property.

ARTICLE V

ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS
BY THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

Section 5.01. Duties of the Master Servicer; Representations and Warranties.

(a) For and on behalf of the Trust Fund, the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans from and after the Closing Date in accordance with the provisions of this Article V. The Master Servicer hereby represents and warrants to the Depositor, the Trust Fund, the Trustee, the Securities Administrator and the Servicer, as of the Closing Date, that:

(i) it is validly existing and in good standing as a federally chartered national banking association and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer. The Master Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Master Servicer or the validity or enforceability of this Agreement;

(ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi) no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii) the Master Servicer, or an affiliate thereof the primary business of which is the servicing of residential mortgage loans, is a Fannie Mae- or Freddie Mac-approved seller/servicer of residential mortgage loans for Fannie Mae, Freddie Mac and HUD;

(viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

(x) the Master Servicer has obtained a Master Servicer Errors and Omissions Insurance Policy and a Master Servicer Fidelity Bond in accordance with Section 5.02 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

(xi) the information about the Master Servicer under the heading “The Master Servicer” in the Offering Documents relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

(b) It is understood and agreed that the representations and warranties set forth in this Section 5.01 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Seller, the Depositor, the Trust Fund, the Trustee, the Securities Administrator and the Servicer and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer’s representations and warranties contained in this Section 5.01. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the foregoing parties as provided in this Section constitutes the sole remedy (other than as set forth in Section 8.01) of such parties respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by the Seller, the Depositor, the Trustee, the Securities Administrator or the Servicer or notice thereof by any one of such parties to the other parties. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

Section 5.02. Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

(a) The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans and shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee. The Master Servicer shall provide the Depositor and the Trustee, upon request, with a copy of such policy and fidelity bond. The Master Servicer shall (i) require the Servicer[s] to maintain a Servicer Errors and Omissions Insurance Policy and a Servicer Fidelity Bond in accordance with the provisions of Section 4.02(l) of this Agreement, (ii) cause the Servicer[s] to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in Section 4.02(l) of the Agreement, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Trustee upon request.

(b) The Master Servicer shall promptly report to the Trustee and the Securities Administrator any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish either such party, on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Trustee and the Securities Administrator all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee and the Securities Administrator. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Securities Administrator for deposit into the Collection Account. Any amounts relating to the Mortgage Loans collected by the Servicer[s] under any such bond or policy shall be remitted to the Master Servicer.

Section 5.03. Master Servicer’s Financial Statements and Related Information. For each year this Agreement is in effect, the Master Servicer shall deliver to the Securities Administrator, the Trustee, each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to [  ] of each year, beginning [  ]. Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

Section 5.04. Power to Act; Procedures.

(a) The Master Servicer shall master service the Mortgage Loans, provided that the Master Servicer shall not take, or knowingly permit the Servicer[s] to take, any action that is inconsistent with or prejudices the interests of the Trust Fund, the Trustee or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trust Fund, the Trustee and the Certificateholders under this Agreement. The Master Servicer shall represent and protect the interests of the Trust Fund, the Trustee and the Certificateholders in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. Without limiting the generality of the foregoing, the Master Servicer in its own name, and the [related] Servicer, to the extent such authority is delegated to such Servicer under this Agreement, is hereby authorized and empowered by the Trustee when the Master Servicer or such Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices, to execute and deliver, on behalf of itself and the Certificateholders, the Securities Administrator, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall furnish the Master Servicer, upon request, with any powers of attorney (on the standard form used by the Trustee) empowering the Master Servicer or the Servicer[s] to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service the Mortgage Loans and carry out its duties hereunder, and to allow the Servicer[s] to service the Mortgage Loans in each case in accordance with Accepted Servicing Practices (and the Trustee or the Securities Administrator shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer[s]). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Trustee, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section [6.10]. In no event shall the Master Servicer, without the Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Master Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

(b) In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures and exercise the same care that it customarily employs and exercises in master servicing and administering loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with this Agreement.

Section 5.05. Enforcement of [Servicer’s/Servicers’] and Master Servicer’s Obligations.

(a) The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that [the/a] Servicer is not required to take under this Agreement and (ii) cause the Servicer[s] to take any action or refrain from taking any action if this Agreement does not require the Servicer[s] to take such action or refrain from taking such action.

(b) The Master Servicer, for the benefit of the Trust Fund, the Trustee and the Certificateholders, shall enforce the obligations of the Servicer hereunder, and shall, in the event that [the/a] Servicer fails to perform its obligations in accordance herewith, terminate the rights and obligations of the [related] Servicer hereunder and either act as servicer of the related Mortgage Loans or cause other parties hereto to either assume the obligations of the [related] Servicer under this Agreement (or agree to execute and deliver a successor servicing or subservicing agreement with a successor servicer). Such enforcement, including, without limitation, the legal prosecution of claims, termination of servicing or subservicing rights and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.

Section 5.06. Collection Account.

(a) On the Closing Date, the Master Servicer shall open and shall thereafter maintain a segregated account held in trust in the name of the Trustee (the “Collection Account”), entitled “Collection Account, [           ], as Trustee, in trust for Holders of the TBW Mortgage Trust Mortgage Pass-Through Certificates, Series [          ].” The Collection Account shall relate solely to the Certificates issued by the Trustee, and funds deposited in the Collection Account shall not be commingled with any other monies.

(b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Securities Administrator shall establish a new Collection Account that is an Eligible Account within [ten (10)] days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

(c) The Master Servicer shall give to the Securities Administrator and the Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Trustee. On each Distribution Date, the entire amount on deposit in the Collection Account relating to the Mortgage Loans (subject to permitted withdrawals set forth in Section 5.07), other than amounts not included in Interest Funds or Principal Funds to be paid to Certificateholders for such Distribution Date, shall be applied to make the requested payment of principal and/or interest on each Class of Certificates.

(d) [The Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Distribution Date and one Business Day following receipt thereof, the following amounts received or payments made by the Master Servicer (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) all remittances from the Custodial Account to the Master Servicer pursuant to Section 4.03;

(ii) all Monthly Advances made by the Servicer[s] or the Master Servicer pursuant to Section 6.04 hereof and any payment in respect of Prepayment Interest Shortfalls paid by the Master Servicer pursuant to Section 5.16 hereof; and

(iii) the Purchase Price of any Mortgage Loan repurchased by the Depositor or the Seller during the related Prepayment Period or any other Person and any Substitution Amount related to any Qualifying Substitute Mortgage Loan.

(e) Funds in the Collection Account may be invested by the Master Servicer in Eligible Investments selected by and at the written direction of the Master Servicer, which shall mature not later than one Business Day prior to the next Distribution Date (or on the Distribution Date with respect to any Eligible Investment of the Master Servicer or any other fund managed or advised by it or any Affiliate) and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Master Servicer in trust for the benefit of the Trustee and the Certificateholders. All income and gain net of the Trustee Fee, the Custodian Fee and any losses realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, subject to Section 5.07 and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the [related] Servicer, as applicable, as additional servicing compensation. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.]

Section 5.07. Application of Funds in the Collection Account. The Master Servicer shall withdraw funds from the Collection Account for payments to the Distribution Account pursuant to Section 6.01. In addition, the Master Servicer may prior to making the payment pursuant to Section 6.01 from time to time make withdrawals from the Collection Account for the following purposes:

(i) [to pay to the Trustee, the Trustee Fee, and to pay to the Custodian its fees, in each case on the Distribution Date each year in the month in which such Trustee Fee and the fees of the Custodian, as applicable, are due and payable pursuant to the terms of the respective fee letter agreements with the Trustee and the Custodian;

(ii) to reimburse the Master Servicer or the [related] Servicer, as applicable, for any previously unreimbursed Monthly Advances or Servicing Advances made by any such party, such right to reimbursement pursuant to this subclause (ii) being limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds, Condemnation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee) of payments of principal or interest respecting which any such Monthly Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s or [related] Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iii) to reimburse the Master Servicer or the [related] Servicer following a final liquidation of a Mortgage Loan for any previously unreimbursed Monthly Advances made by any such party (A) that such party determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Monthly Advances exceed the related Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that the Master Servicer’s or [related] Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iv) to reimburse the Master Servicer or the [related] Servicer from Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Section 4.02(n) in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, to pay to the Master Servicer or the [related] Servicer out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or [related] Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(v) to pay to the Depositor or the Seller or any other Person, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not paid on the date on which the related repurchase was effected, and to pay to the applicable party any Monthly Advances and Servicing Advances to the extent specified in the definition of Purchase Price;

(vi) to the extent not paid by the [related] Servicer, to pay any insurance premium with respect to a Mortgage Loan;

(vii) to pay to the Master Servicer income earned on the investment of funds on deposit in the Collection Account;

(viii) to make payment to itself, the Master Servicer, the Securities Administrator, the Servicer[s], the Trustee, the Custodian and others pursuant to any provision of any Operative Agreement;

(ix) to withdraw funds deposited in error in the Collection Account;

(x) to clear and terminate the Collection Account pursuant to Article IX; and

(xi) to reimburse a successor master servicer (solely in its capacity as successor master servicer), for any fee or advance occasioned by a termination of the Master Servicer and the assumption of such duties by the Trustee as successor master servicer or a successor master servicer appointed by the Trustee pursuant to Section 8.01, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders.

In connection with withdrawals pursuant to subclauses (ii) through (iv) above, the Master Servicer’s or the [related] Servicer’s or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclauses.]

Section 5.08. Reports to Trustee and Certificateholders.

(a) On each Distribution Date, the Securities Administrator shall make available to the Trustee and each Certificateholder a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer[s]):

(i) [the aggregate amount of the payment to be made on such Distribution Date to the Holders of each Class of Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

(ii) the aggregate amount of the payment to be made on such Distribution Date to the Holders of each Class of Certificates allocable to interest and the calculation thereof;

(iii) the amount, if any, of any payment to the Holder of the Ownership Certificate;

(iv) (A) the aggregate amount of any Monthly Advances required to be made by or on behalf of the Servicer[s] (or the Master Servicer) with respect to such Distribution Date, (B) the aggregate amount of such Monthly Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

(v) the aggregate amount of Servicing Advances required to be made by or on behalf of the Servicer[s] (or the Master Servicer) with respect to such Distribution Date, including the general use of funds advanced and the general source of funds for reimbursements;

(vi) the aggregate amount of unreimbursed Monthly Advances outstanding, including the general use of funds advanced and the general source of funds for reimbursements, and Servicing Advances outstanding with respect to such Distribution Date;

(vii) the aggregate amount of Nonrecoverable Advances with respect to such Distribution Date;

(viii) the total number of Mortgage Loans, the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

(ix) the Class Principal Amount of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above;

(x) the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

(xi) the amount of the Servicing Fee paid during the Collection Period to which such payment relates;

(xii) the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Securities Administrator by the Servicer[s], (a) remaining outstanding, (b) Delinquent 30 to 59 days on a contractual basis, (c) Delinquent 60 to 89 days on a contractual basis, (d) Delinquent 90 or more days on a contractual basis, (e) 180 days or more Delinquent and charged off; (f) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs, (g) in bankruptcy and (h) that are REO Properties;

(xiii) the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became an REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

(xiv) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan and of each Qualifying Substitute Mortgage Loan;

(xv) the aggregate outstanding Prepayment Interest Shortfalls, Basis Risk Shortfalls and Basis Risk Shortfall Carryforward Amounts, if any, for each Class of Certificates, after giving effect to the payments made on such Distribution Date;

(xvi) the Certificate Interest Rate applicable to such Distribution Date with respect to each Class of Certificates;

(xvii) the Interest Funds, the Principal Funds and the Extra Principal Distribution Amount applicable to such Distribution Date;

(xviii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Collection Account and the amounts actually paid);

(xix)  [the amount of any Credit Line Advances, if any, made during such Collection Period;]

(xx) any applicable Record Dates, accrual dates, determination dates for calculating distributions and actual Distribution Dates for the Collection Period;

(xxi) the amount of cashflows received and the sources thereof for distributions, fees and expenses;

(xxii) the amount of fees and expenses accrued and paid, the purpose of such fees and expenses and the identification of each payee, including the amount of fees paid to the Trustee, the Custodian, the Master Servicer, the Securities Administrator, the Servicer[s] and Subservicer for such Distribution Date;

(xxiii) the amount of payments accrued and paid with respect to the Cap Counterparty, [insurance premiums], other credit enhancement and support for the Trust Fund, the purpose of such payments and the identification of each payee;

(xxiv) the amount of excess cash flow or excess spread and the disposition of such excess cash flow or excess spread;

(xxv) delinquency and loss information for the distribution period with respect to the Mortgage Loans;

(xxvi) the number of properties and the unpaid principal balance with respect to each property relating to defaulted Mortgage Loans in the Trust;

(xxvii)  the beginning and ending balances of the Distribution Account, Collection Account [and any material account activity during the related period];

(xxviii)  any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time; information with respect to material breaches of Mortgage Loan representations or warranties or of covenants in the Operative Documents;

(xxix) information on whether a Delinquency Event or a Cumulative Loss Trigger Event has occurred;

(xxx) information regarding any changes to the Mortgage Loans, including any additions or removals in connection with the [Pre-Funding Period] [Revolving Period], repurchases or substitutions;

(xxxi) the amounts on deposit in the [Pre-Funding Account] [Revolving Account];

(xxxii)  information regarding any material changes in the solicitation, credit granting, underwriting, origination, acquisition or selection criteria or procedures, as applicable, used to originate, acquire or select additional Mortgage Loans acquired during a pre-funding or revolving period or in connection with a substitution

(xxxiii)  any Overcollateralization Deficiency after giving effect to the payments made on such Distribution Date; and

(xxxiv)  LIBOR with respect to such Distribution Date.]

In the case of information furnished pursuant to subclauses (i), (ii) and (ix) above, the amounts shall (except in the case of the report delivered to the holder of the Ownership Certificate) be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

The Securities Administrator will make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Rating Agencies and Certificateholders via the Securities Administrator’s website. The Securities Administrator’s website can be accessed at [       ]. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at [         ]. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at [       ], and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

The foregoing information and reports shall be prepared and determined by the Securities Administrator based solely on Mortgage Loan data provided to the Securities Administrator by the Master Servicer (in a format agreed to by the Securities Administrator and the Master Servicer) no later than 12:00 p.m. (noon) Eastern Standard Time four Business Days prior to the Distribution Date. In preparing or furnishing the foregoing information, the Securities Administrator and the Master Servicer shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer by the Servicer[s], and neither the Securities Administrator nor the Master Servicer shall be obligated to verify, recompute, reconcile or recalculate any such information or data. The Securities Administrator, the Trustee, the Custodian and the Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided to the Master Servicer and shall have no liability for any errors in such Mortgage Loan data.

(b) Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee shall be forwarded promptly to the Securities Administrator, the Securities Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by the Servicer[s], shall use reasonable efforts to obtain such information and documentation from the Servicer[s], and provide), to such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that the Securities Administrator shall be entitled to be reimbursed by such Certificateholder for actual expenses incurred in providing such reports and access.

(c) Within [ninety (90)] days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Securities Administrator shall have prepared and shall make available to each Person who at any time during the calendar year was a Certificateholder of record, and make available to Security Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to the Certificateholders pursuant to Section 5.08(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. The Securities Administrator shall be deemed to have satisfied such requirement if it forwards such information in any other format permitted by the Code. The Master Servicer shall provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports.

(d) The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Master Servicer shall provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports (and the Securities Administrator may rely solely upon such information).

Section 5.09. Termination of [a] Servicer; Successor Servicers.

(a) The Master Servicer shall be entitled to terminate the rights and obligations of the [related] Servicer upon the occurrence of a Servicer Event of Default as set forth in Section 4.07; provided, however, that in the event of termination of the [related] Servicer, the Master Servicer shall provide for the servicing of the Mortgage Loans by a successor servicer as provided in Section 4.08.

The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor servicer. The Master Servicer shall be entitled to be reimbursed by the [related] Servicer (or by the Trust Fund, if the [related] Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(b) If the Master Servicer acts as a successor Servicer, it shall not assume liability for the representations and warranties of the Servicer that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer and in the event of any such assumption by the successor servicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

(c) If the Master Servicer acts as a successor Servicer, it will have no obligation to make a Monthly Advance if it determines in its reasonable judgment that such Monthly Advance would constitute a Nonrecoverable Advance.

Section 5.10. Master Servicer Liable for Enforcement. The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of Article IV for the benefit of the Certificateholders. The Master Servicer shall be entitled to enter into any agreement with any Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of the [related] Servicer in the performance by such Servicer of its obligations under Article IV.

Section 5.11. Assumption of Master Servicing by Trustee.

(a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Master Servicer Event of Default under Section 8.01 of this Agreement), the Trustee shall thereupon assume all of the rights and obligations of such Master Servicer hereunder. The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee, and hereby agrees to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b) The Master Servicer that has been terminated shall, upon request of the Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of master servicing to the assuming party.

Section 5.12. Release of Mortgage Files.

(a) Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the [related] Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the [related] Servicer, promptly notify the Trustee (or the Custodian) by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 5.06 have been or will be so deposited) of a Servicing Officer and shall deliver a Request for Release in the form of Exhibit A-5 hereto to the Trustee or the Custodian with respect to such Mortgage Loan. Upon receipt of such certification and Request for Release, the Trustee or the Custodian (with the consent, and at the direction of the Trustee), shall promptly release the related Mortgage File to the [related] Servicer and the Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the [related] Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the [related] Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee or the Custodian, shall, upon request of the Master Servicer or of the [related] Servicer, as applicable, and delivery to the Trustee or the Custodian, of a Request for Release signed by a Servicing Officer, release the related Mortgage File held in its possession or control to the Master Servicer (or the [related] Servicer, as applicable). Such trust receipt shall obligate the Master Servicer or the [related] Servicer, as applicable, to return the Mortgage File to the Trustee or the Custodian, as applicable, when the need therefor by the Master Servicer or the [related] Servicer, as applicable, no longer exists unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the [related] Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

(c) At any time that the [related] Servicer is required to deliver to the Custodian a Request for Release, the [related] Servicer shall deliver two copies of the Request for Release if delivered in hard copy or the [related] Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall, if required, be followed by an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Seller and the related Mortgage Note shall be endorsed either in blank or without recourse by the Trustee and be returned to the Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall, if required, be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the [related] Servicer.

Section 5.13. Documents, Records and Funds in Possession of Master Servicer to be Held for Trustee.

(a) The Master Servicer shall transmit, or cause the Servicer[s] to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or the Servicer[s] from time to time as are required by the terms hereof to be delivered to the Trustee or the Custodian. Any funds received by the Master Servicer or by the Servicer[s] in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or the [related] Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw amounts provided in this Agreement and to the right of the [related] Servicer to retain its Servicing Fee and other amounts as provided herein. The Master Servicer shall, and shall cause the [related] Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or the [related] Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, shall be held by the Master Servicer or by the [related] Servicer for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by relevant Uniform Commercial Code or laws; provided, however, that the Master Servicer and the [related] Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the [related] Servicer under this Agreement and shall be authorized to remit such funds to the Securities Administrator in accordance with this Agreement.

(c) The Servicer[s] and the Master Servicer each hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, the Servicer[s] or the Master Servicer that are collected by the Servicer[s] or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which the Servicer[s] or the Master Servicer is entitled to hereunder); and the Servicer[s] and the Master Servicer each agrees that so long as the Mortgage Loans are assigned to and held by the Trustee or the Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or the Servicer[s] shall be held by the Master Servicer or the Servicer[s] for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

(d) The Master Servicer agrees that it shall not, and shall not authorize the Servicer[s] to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to or for the benefit of the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

Section 5.14. Opinion. On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Trustee, the Securities Administrator and the Servicer[s] one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor, as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

Section 5.15. Trustee To Retain Possession of Certain Insurance Policies and Documents. The Trustee (or the Custodian on behalf of the Trustee) shall retain possession and custody of the originals of the primary mortgage insurance policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts payable in respect of the Certificates have been paid in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or the Custodian) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause the Servicer[s] to deliver to the Trustee (or the Custodian), upon the execution or receipt thereof the originals of the primary mortgage insurance policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or the Servicer[s] from time to time.

Section 5.16. Compensation to the Master Servicer. Pursuant to Sections 5.06(e) and [6.01(d)(ii)], all income and gain realized from any investment of funds in the Collection Account and the Distribution Account shall be for the benefit of the Master Servicer as compensation net of the sum of the Trustee Fee and the Custodian Fee payable by the Master Servicer to the Trustee and the Custodian, respectively, on behalf of the Trust, as provided in Section 5.07. Notwithstanding the foregoing, the Master Servicer shall deposit in the Collection Account, on or before the related Distribution Date, an amount equal to the lesser of (i) its master servicing compensation with respect to such Distribution Date and (ii) the amount of any Compensating Interest Payment required to be paid by the Servicer[s] with respect to such Distribution Date pursuant to this Agreement, but which is not paid by the [related] Servicer on its behalf. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 5.17. Annual Officer’s Certificate as to Compliance.

(a) The Master Servicer shall deliver to the Securities Administrator and the Trustee on or before [March 1st] of each calendar year, commencing on [March 1], [      ], an Officer’s Certificate, certifying that with respect to the period ending on the immediately preceding December 31: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that the [related] Servicer has failed to perform any of its duties, responsibilities and obligations set forth in Article IV hereunder in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, and (iv) the Master Servicer has received from the [related] Servicer an annual certificate of compliance and a copy of such Servicer’s annual audit report, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report. In addition, the Master Servicer shall deliver to the Securities Administrator and the Trustee a report regarding the Master Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(b) The Securities Administrator shall deliver to the Trustee a report regarding the Securities Administrator’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(c) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or the Securities Administrator or by the Trustee at the Master Servicer’s or Securities Administrator’s, as applicable, expense if the Master Servicer or the Securities Administrator, as applicable, failed to provide such copies (unless (i) the Master Servicer or the Securities Administrator, as the case may be, shall have failed to provide the Trustee (or the Securities Administrator with respect to statements provided by the Master Servicer) with such statement or (ii) the Trustee (or the Securities Administrator with respect to statements provided by the Master Servicer) has no actual knowledge of the Master Servicer’s or Securities Administrator’s failure to provide such statement).

Section 5.18. Annual Independent Accountants’ Servicing Report. Each of the Master Servicer and the Securities Administrator at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish to the Trustee, the Rating Agencies and the Depositor on or before March 1 of each calendar year in a form acceptable for filing with the Commission as an exhibit to a Form 10-K a report on the assessment of compliance made by the Master Servicer or the Securities Administrator, as the case may be, and delivered pursuant to Section 5.17, which report shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. In addition, on an annual basis, Master Servicer and the Securities Administrator shall provided the Seller, the Trustee and the Depositor with copies of its audited financial statements. Copies of such statements shall be provided to any Certificateholder upon request by the Trustee at the expense if the Master Servicer or the Securities Administrator, as applicable, failed to provide such copies (unless (i) the Master Servicer or the Securities Administrator, as the case may be, shall have failed to provide the Trustee (or the Securities Administrator with respect to statements provided by the Master Servicer) with such report or (ii) the Trustee (or the Securities Administrator with respect to statements provided by the Master Servicer) has no actual knowledge of the Master Servicer’s or Securities Administrator’s failure to provide such report). If such report discloses exceptions that are material, the Master Servicer and the Securities Administrator, as the case may be, shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

Section 5.19. Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved (or that have an Affiliate that is qualified and approved) seller/servicer of residential mortgage loans for Fannie Mae, Freddie Mac and HUD and shall have a net worth of not less than $25,000,000.

Section 5.20. Resignation of Master Servicer. Except as otherwise provided in Sections 5.19 and this Section 5.20 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

Section 5.21. Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder, unless the Trustee and the Depositor shall have consented to such action; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 5.16 hereof, shall thereafter be payable to such successor master servicer.

Section 5.22. Limitation on Liability of the Master Servicer and Others.

(a) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(c) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates or any other Operative Agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 5.07.

Section 5.23. Indemnification; Third Party Claims. The Master Servicer agrees to indemnify the Depositor, the Trust Fund, the Trustee and the Servicer[s] and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Trust Fund, the Trustee or the Servicer[s] may sustain as a result of the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement. The Depositor, the Trust Fund, the Trustee, and the Servicer[s] shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement, the Mortgage Loans entitling the Depositor, the Trustee, the Trustee or the Servicer[s] to indemnification under this Section 5.23, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The failure to provide such immediate notice shall not affect the Master Servicer’s obligation pursuant to this Section 5.23 to indemnify the Depositor, the Trust Fund, the Trustee and the Servicer[s], except to the extent that the Master Servicer is materially prejudiced by such failure to notify.

Section 5.24. Alternative Index. In the event that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the [related] Servicer shall select an alternative index in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the [related] Servicer shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

Section 5.25. Transfer of Servicing. [The/Each] Servicer agrees that it shall provide written notice to the Master Servicer and the Trustee [thirty] days prior to any proposed transfer or assignment by the Seller of the servicing of the Mortgage Loans. In addition, the ability of the Servicer[s] to transfer or assign the servicing hereunder to a successor servicer shall be subject to the following conditions:

(i) Receipt of written consent of the Master Servicer to such transfer, which consent shall not be unreasonably withheld;

(ii) Such successor servicer must satisfy the servicer eligibility standards set forth in Section 4.06(a);

(iii) Such successor servicer must execute and deliver to the Master Servicer and the Trustee an agreement, in form and substance reasonably satisfactory to the Master Servicer and the Trustee, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer[s]

(iv) At the time of the transfer, there must be delivered to the Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates; and

(v) The Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Servicer Remittance Date but before the next succeeding Distribution Date, to the Securities Administrator, all funds held by the prior Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request.

Section 5.26. Compliance with Safeguarding Customer Information Requirements. The Master Servicer has implemented and will maintain security measures designed to meet the objectives of the Guidelines.

Section 5.27. REO Property.

(a) Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not permit the Servicer[s] to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as “foreclosure” property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any “income from non-permitted assets” within the meaning of section 860F(a)(2) of the Code or any “net income from foreclosure property” which is subject to tax under the REMIC Provisions unless the Master Servicer has advised, or has caused the Servicer[s] to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

(b) The Master Servicer shall make, or shall cause the applicable Servicer to make, reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Master Servicer shall, or shall cause the Servicer[s] to, dispose of any REO Property within three years from the end of the calendar year of its acquisition by the Trust Fund unless the Trustee has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a Federal or state tax upon such REMIC. If the Trustee has received such an extension, then (a) the Trustee shall provide a copy of such extension to the Master Servicer and (b) the Trustee, or the Master Servicer, acting on its behalf hereunder, shall, or shall cause the Servicer[s] to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Trustee has not received such an extension and the Trustee, or the Master Servicer acting on behalf of the Trustee hereunder, or the [related] Servicer is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Trustee has received such an extension, and the Trustee, or the Master Servicer acting on behalf of the Trustee hereunder, is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall, or shall cause the Servicer[s] to, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the Master Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

ARTICLE VI

DEPOSITS AND PAYMENTS TO HOLDERS

Section 6.01. The Distribution Account.

(a) The Paying Agent shall establish and maintain on behalf of the Certificateholders, the Distribution entitled “Distribution Account, [  ], as Trustee, in trust for Holders of the TBW Mortgage Trust Mortgage Pass-Through Certificates, Series [  ].”

(b) The Distribution Account shall be an Eligible Account. If the Distribution Account ceases to be an Eligible Account, the Paying Agent shall establish a new Distribution Account that is an Eligible Account within [10] days and transfer all funds and investment property on deposit in such existing Distribution Account into such new Distribution Account.

(c) [On each Master Servicer Remittance Date, the Master Servicer shall remit to the Paying Agent the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 5.07).

(d) Upon receipt, the Paying Agent shall deposit the amount received from the Master Servicer pursuant to subsection (c) of this Section 6.01 into the Distribution Account.

(e) Funds in the Distribution Account may be invested by the Paying Agent in Eligible Investments selected by and at the written direction of the Master Servicer, which shall mature not later than the related Distribution Date and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee in trust for the benefit of the Certificateholders. All income and gain net of the Trustee Fee, the Custodian Fee and any losses realized from any such investment of funds on deposit in the Distribution Account shall be for the benefit of the Master Servicer and shall be subject to withdrawal by the Paying Agent for payment to the Master Servicer from time to time in accordance with subsection (f) below and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in the Distribution Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized.

(f) The Paying Agent shall withdraw funds from the Distribution Account for payments to Certificateholders and the Distribution Account in the manner specified in this Agreement. In addition, the Paying Agent may prior to making the payment pursuant to Section 6.02 from time to time make withdrawals from the Distribution Account for the following purposes:

(i) to the extent not reimbursed by the Master Servicer, to make payment to itself pursuant to any provision of the Operative Agreements;

(ii) to pay to the Master Servicer income earned on the investment of funds on deposit in the Distribution Account;

(iii) to pay to the Trustee and the Custodian, amounts required to be reimbursed to them in accordance with the provisions of the Operative Agreements;

(iv) to withdraw funds deposited in error in the Distribution Account; and

(v) to clear and terminate the Distribution Account pursuant to Article IX.]

Section 6.02. Payments from the Distribution Account.

(a) On each Distribution Date, the Paying Agent shall pay the Interest Funds for such date, from funds in the Distribution Account, in the following order of priority in accordance with the report of the Securities Administrator:

(i) [concurrently, in proportion to the amount of Current Interest and Carryforward Interest for each such Class, to the Senior Certificates, Current Interest for each such Class for such Distribution Date;

(ii) to the Class [        ] Certificates, Current Interest and Carryforward Interest for such Class for such Distribution Date;

(iii) to the Class [       ] Certificates, Current Interest and Carryforward Interest for such Class for such Distribution Date; and

(iv) for application as part of Monthly Excess Interest for such Distribution Date, as provided in subsection (d) of this Section, any Interest Funds remaining after application pursuant to clauses (i) through (iii) above.]

[To be modified in accordance with the structure of the related transaction.]

(b) On each Distribution Date, the Paying Agent shall pay the Principal Distribution Amount for such Distribution Date from funds in the Distribution Account as follows:

(i) [On each Distribution Date during the Revolving Period, to the Depositor, the purchase price of any Additional Mortgage Loans to be purchased by the Trust Fund from the Depositor on such Distribution Date;]

(ii) [After the Revolving Period and] On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, in the following order of priority:

(1) [concurrently, in proportion to the Class Principal Amounts thereof, to the Senior Certificates, in reduction of their Class Principal Amounts until the Class Principal Amount of each such Class has been reduced to zero;

(2) to the Class [       ] Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

(3) to the Class [       ] Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero; and

(4) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (c) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (3) above.]

(iii) On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, in the following order of priority:

(1) [concurrently, in proportion to the Class Principal Amounts thereof, to the Senior Certificates, an amount equal to the Class [       ] Principal Distribution Amount, in reduction of their Class Principal Amounts until the Class Principal Amount of each such Class has been reduced to zero;

(2) to the Class [       ] Certificates, an amount equal to the Class [       ] Principal Distribution Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

(3) to the Class [       ] Certificates, an amount equal to the Class [        ] Principal Distribution Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero; and

(4) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (c) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (3) above.]

[To be modified in accordance with the structure of the related transaction.]

(c) On each Distribution Date, the Paying Agent shall pay the Monthly Excess Cashflow for such date from funds in the Distribution Account in accordance with the report of the Securities Administrator, in the following order of priority:

(i) [On each Distribution Date during the Revolving Period, to the Depositor, the purchase price of any Additional Mortgage Loans to be purchased by the Trust Fund from the Depositor on such Distribution Date;]

(ii) [On each Distribution Date after the Revolving Period, in the following order of priority:]

(A) [to fund the Extra Principal Distribution Amount, to the extent of Monthly Excess Interest available on such Distribution Date;

(B) to the Basis Risk Reserve Fund, an amount equal to the Basis Risk Payment for such Distribution Date, and then from the Basis Risk Reserve Fund in the following order of priority,

(1) concurrently, in proportion to the amount of Basis Risk Shortfall Carryforward Amount for each such Class, to the Senior Certificates, any Basis Risk Shortfall Carryforward Amount for each such Class and such Distribution Date [to the extent not covered by the Cap Agreements];

(2) to the Class [       ] Certificates, any applicable Basis Risk Shortfall Carryforward Amount for such Class and such Distribution Date [to the extent not covered by the Cap Agreements];

(3) to the Class [       ] Certificates, any applicable Basis Risk Shortfall Carryforward Amount for such Class and such Distribution Date [to the extent not covered by the Cap Agreements]; and

(iii) to the Class [        ] Certificates, any Deferred Amount for such Class and such Distribution Date;

(iv) to the Class [        ] Certificates, any Deferred Amount for such Class and such Distribution Date;

(v) to the Class [         ] Certificates, any Deferred Amount for such Class and such Distribution Date;

(vi) to the Class R Certificate after application pursuant to clauses (i) through (v) above.]

[To be modified in accordance with the structure of the related transaction.]

Section 6.03. Monthly Advances by Master Servicer and Servicer[s].

(a) Subject to Section 4.03(c), Monthly Advances shall be made in respect of each Servicer Remittance Date as provided herein. If, on any Determination Date, the [related] Servicer determines that any Monthly Payments due during the related Collection Period have not been received, such Servicer shall advance such amount to the extent provided in Section 4.03(c) hereof. If any Servicer fails to remit Monthly Advances required to be made under Section 4.03(c) hereof, the Master Servicer shall itself make, or shall cause the successor Servicer to make, such Monthly Advance on the Servicer Remittance Date immediately following such Determination Date. If the Master Servicer determines that a Monthly Advance is required, it shall on the Business Day immediately prior to the related Distribution Date deposit in the Collection Account (from its own funds or funds advanced by the [related] Servicer) immediately available funds in an amount equal to such Monthly Advance. The Master Servicer and the [related] Servicer shall be entitled to be reimbursed from the Collection Account, and the [related] Servicer shall be entitled to be reimbursed from the Custodial Account, for all Monthly Advances made by it as provided in Section 4.02(e). Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that a Monthly Advance is a Nonrecoverable Advance, the Master Servicer shall be under no obligation to make such Monthly Advance.

(b) In the event that the Master Servicer or [related] Servicer fails for any reason to make a Monthly Advance required to be made pursuant to this Section 6.04, the Trustee, as successor Master Servicer, shall, on or before the related Distribution Date, deposit in the Collection Account an amount equal to the excess of (a) Monthly Advances required to be made by the Master Servicer or the [related] Servicer that would have been deposited in such Collection Account over (b) the amount of any Monthly Advance made by the Master Servicer or the [related] Servicer with respect to such Distribution Date; provided, however, that the Trustee as successor Master Servicer shall be required to make such Monthly Advance only if it is not prohibited by law from doing so and it has determined that such Monthly Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, or otherwise. The Trustee shall be entitled to be reimbursed from the Collection Account for Monthly Advances made by it pursuant to this Section 6.04 as if it were the Master Servicer and shall be entitled to receive all compensation and fees of the Master Servicer in accordance with Section 8.01(b).

Section 6.04. [Cap Agreements.

(a) The Securities Administrator shall establish and maintain an Eligible Account in its name, in trust for the benefit of the Certificateholders, the Cap Account.

(b) The Securities Administrator shall deposit any Cap Receipts received on any Cap Agreement Distribution Date into the Cap Account. Amounts on deposit in the Cap Account shall remain uninvested.

(c) On each Distribution Date, the Securities Administrator shall distribute the amounts received by the Trust under each Cap Agreement to holders of the Certificates in the following order of priority:

(i) concurrently, pro rata, in proportion to the amount of Basis Risk Shortfall applicable to each such Class, to the Senior Certificates, any applicable Basis Risk Shortfall for each such Class and such Distribution Date;

(ii) to the Class [        ] Certificates, any applicable Basis Risk Shortfall for such Class and such Distribution Date;

(iii) to the Class [       ] Certificates, any applicable Basis Risk Shortfall for such Class and such Distribution Date; and

(iv) to the Class R Certificate any amount remaining on such Distribution Date after application pursuant to clauses (i) through (iii) above.

If such amounts are insufficient to cover the total amount of any Basis Risk Shortfall, the only other source of coverage will be the Monthly Excess Cashflow, if any, that would otherwise be payable to the Ownership Certificate.

(d) On the date on which the Cap Agreements have terminated and any amounts therefrom have been paid in accordance with Section 6.05(c) above, any amounts remaining in the Cap Account shall be paid by the Securities Administrator to the Ownership Certificate, and the Cap Account shall be terminated by the Securities Administrator.]

Section 6.05. Allocation of Losses.

On each Distribution Date, the Securities Administrator (after giving effect to all distributions made on such Distribution Date) shall allocate any Applied Loss Amount for such date to reduce the Certificate Principal Amounts of the Subordinate Certificates in the following order of priority:

(i) to the Class [B] Certificates, until the Class Principal Amount thereof has been reduced to zero; and

(ii) to the Class [M] Certificates, until the Class Certificate Amount thereof has been reduced to zero.

Section 6.06. The Basis Risk Reserve Fund.

(a) On the Closing Date, the Securities Administrator shall establish and maintain in its name, in trust for the benefit of the holders of the LIBOR Certificates, the Basis Risk Reserve Fund, into which the Depositor shall deposit $1,000. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.

(b) The Securities Administrator shall make withdrawals from the Basis Risk Reserve Fund to make distributions pursuant to Section 6.02(c) hereof.

(c) Funds in the Basis Risk Reserve Fund shall be invested in Eligible Investments. Any earnings on such amounts shall be distributed on each Distribution Date to the Class [       ] Certificateholders. The Class [       ] Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Holder thereof shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein. The Class [       ] Certificateholders shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class [       ] Certificateholder as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in the [       ] or comparable investment vehicle. Any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Reserve Fund Amount on any Distribution Date shall be distributed to the Class [        ] Certificateholders on the following Distribution Date. For all Federal income tax purposes, amounts transferred by the Upper Tier REMIC to the Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper Tier REMIC to the Class [       ] Certificateholders.

(d) Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class [       ] Certificateholders.

Section 6.07. The Capitalized Interest Account.

[The Securities Administrator shall establish and maintain in its name, as Securities Administrator, a trust account entitled “Capitalized Interest Account, [       ], as Securities Administrator, in trust for the benefit of the Holders of “TBW Mortgage Trust [       ] Mortgage Pass-Through Certificates.” The Capitalized Interest Account shall be an Eligible Account and if the account ceases to be an Eligible Account, the Securities Administrator shall establish a new Capitalized Interest Account that is also an Eligible Account within five Business Days and transfer all funds and investment property on deposit in the Capitalized Interest Account into such new Capitalized Interest Account. On the Closing Date, the Depositor shall deposit in the Capitalized Interest Account the Original Capitalized Interest Amount. On the Business Day preceding any Distribution Date occurring during the Pre-Funding Period, the Securities Administrator shall withdraw from the Capitalized Interest Account an amount equal to the Capitalized Interest Requirement for deposit into the Distribution Account for distribution to Certificateholders in accordance with this Article VI on such Distribution Date. Amounts on deposit in the Capitalized Interest Account may be invested by the Securities Administrator in Eligible Investments at the written direction of the Depositor. All investment income and other gain on such investments shall be for the benefit of the Depositor and shall be subject to withdrawal on order of the Depositor from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Depositor by a deposit into the Capitalized Interest Account of its own funds, immediately as realized. At the end of the Pre-Funding Period, all amounts, if any, on deposit in the Capitalized Interest Account shall be withdrawn by the Securities Administrator and distributed to the Depositor and the Capitalized Interest Account shall be terminated.

Section 6.08. [The Pre-Funding Account] [The Revolving Account].

(a) The Securities Administrator shall establish and maintain in its name, as Securities Administrator, a trust account entitled “[Pre-Funding Account] [Revolving Account], [       ], as Securities Administrator, in trust for the benefit of the Holders of “TBW Mortgage Trust [        ] Mortgage Pass-Through Certificates” and the funds therein shall be used solely for the purchase of [Subsequent Mortgage Loans] [Additional Mortgage Loans]. The [Pre-Funding Account] [Revolving Account] shall be an Eligible Account and if the account ceases to be an Eligible Account, the Securities Administrator shall establish a new [Pre-Funding Account] [Revolving Account] that is also an Eligible Account within five Business Days and transfer all funds and investment property on deposit in the [Pre-Funding Account] [Revolving Account] into such new [Pre-Funding Account] [Revolving Account]. On the Closing Date, the Depositor shall cause to be deposited the [Pre-Funding Amount] [Revolving Amount], into the [Pre-Funding Account] [Revolving Account]. On any subsequent Transfer Date, provided the conditions set forth in Section 2.01(b) have been fully satisfied, the Securities Administrator shall cause to be withdrawn from the [Pre-Funding Account ] [Revolving Account] an amount equal to the Transfer Price of any [Subsequent Mortgage Loans] [Additional Mortgage Loans] as of any applicable Transfer Date sold to the Issuer and to pay such Transfer Price to the Depositor. In no event shall the Securities Administrator withdraw from the [Pre-Funding Account] [Revolving Account] an amount in excess of the [Pre-Funding Amount] [Revolving Amount] or withdraw funds from the [Pre-Funding Account] [Revolving Account] during the [Pre-Funding Period] [Revolving Period] for any other purpose.

(b) Funds in the [Pre-Funding Account] [Revolving Account] may be invested by the Securities Administrator in Eligible Investments at the written direction of the Depositor. All income and gain on such investments shall be for the benefit of the Depositor and shall be subject to withdrawal on order by the Depositor from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Depositor by a deposit in the [Pre-Funding Account] [Revolving Account] out of its own funds, without any right of reimbursement therefor, immediately as realized.

On the Business Day immediately following the end of the [Pre-Funding Period] [Revolving Period], the Securities Administrator shall transfer any amounts on deposit in the [Pre-Funding Account] [Revolving Account] to the Distribution Account for distribution on the Distribution Date occurring in [        ] as principal to the Holders of the Certificates in accordance with this Article VI.

[To be modified in accordance with the structure of the related transaction.]

ARTICLE VII

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 7.01. Duties of Trustee and the Securities Administrator.

The Trustee, prior to the occurrence of a Master Servicer Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Master Servicer Events of Default that may have occurred, and the Securities Administrator each shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Event of Default of which a Responsible Officer of the Trustee has actual knowledge has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Securities Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee or the Securities Administrator shall notify the Certificateholders of such instrument in the event that the Trustee or the Securities Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) except, in the case of the Trustee, if a Master Servicer Event of Default of which a Responsible Officer of the Trustee has actual knowledge shall have occurred and be continuing, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii) neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, or an officer or officers of the Securities Administrator, respectively, unless it shall be finally proven by a court having jurisdiction that the Trustee or the Securities Administrator was negligent in ascertaining the pertinent facts;

(iii) neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than [25]% of the Voting Interests of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, or exercising any trust or power conferred upon the Trustee or the Securities Administrator under this Agreement;

(iv) neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Servicer[s] under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer; and

(v) without limiting the generality of this Section 7.01, neither the Trustee nor the Securities Administrator shall have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or deposit or to any rerecording, refiling or redepositing of any thereof, (B) to see to the provision of any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account (D) to confirm or verify the contents of any reports or certificates of the Master Servicer or the Servicer[s] delivered to the Trustee or the Securities Administrator pursuant to this Agreement believed by the Trustee or the Securities Administrator to be genuine and to have been signed or presented by the proper party or parties.

Section 7.02. Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 7.01:

(i) the Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee and the Securities Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii) the Trustee and the Securities Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii) neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv) neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than [25]% of the Voting Interests allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as applicable, may require indemnity satisfactory to it against such cost, expense or liability as a condition to taking any such action.

(v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of such agent, accountant or attorney appointed by the Trustee with due care;

(vi) neither the Trustee nor the Securities Administrator shall be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(viii) the Trustee shall not be deemed to have knowledge of any default, Master Servicer Event of Default or Servicer Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof and in the absence of such notice, the Trustee may conclusively assume that there is no Event of Default;

(ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(x) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(xi) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

Section 7.03. Neither Trustee nor Securities Administrator Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor, the Seller or Servicer[s], as the case may be, and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee’s execution and counter-signature of the Certificates. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor, the Master Servicer or the Servicer[s] of any funds paid to the Depositor, the Master Servicer or the Servicer[s] in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor, the Master Servicer or the Servicer[s].

Section 7.04. Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee or the Securities Administrator.

Section 7.05. Fees and Expenses of the Trustee, the Securities Administrator and Others.

The Trustee, as compensation for its activities hereunder, shall be paid the Trustee Fee by the Master Servicer on behalf of the Trust Fund. The Securities Administrator’s compensation shall be paid by the Master Servicer.

The Trustee and the Securities Administrator shall also be entitled to reimbursement from the Distribution Account for reasonable expenses, except for expenses, disbursements and advances incurred by the Trustee and/or the Securities Administrator in the routine administration of their respective duties in accordance with this Agreement and any such expenses, disbursements or advances arising from their respective negligence, bad faith or willful misconduct. The Trust Fund shall indemnify and hold harmless the Trustee, the Securities Administrator, the Custodian or the Paying Agent and any director, officer, employee or agent thereof against any loss, liability and expense, including reasonable attorney’s fees, incurred in connection with or arising out of this Agreement, any custodial agreement or the Certificates, including, but not limited to, any such loss, liability or expense incurred in connection with any legal action against the Trust Fund or the Trustee, the Securities Administrator, the Paying Agent or the Custodian or any director, officer, employee or agent thereof, or the performance of any of the duties of the Trustee, the Securities Administrator, the Custodian or the Paying Agent under this Agreement or the duties of the Custodian under any custodial agreement (including, but not limited to, the execution and delivery of documents in connection with a foreclosure sale, trustee’s sale, or deed in lieu of foreclosure of a Mortgage Loan, including, but not, limited to, any deed of reconveyance, any substitution of trustee documents or any other documents to release, satisfy, cancel or discharge any Mortgage Loan), other than, in each case, any loss, liability or expense incurred by the Trustee, the Securities Administrator, the Paying Agent or the Custodian by reason of the willful misfeasance, bad faith or negligence of such party in the performance of its duties under this Agreement or by reason of the willful misfeasance, bad faith or gross negligence of the Custodian under any custodial agreement (including specifically any loss, liability or expense incurred by the Custodian by reason of simple negligence). The provisions of this Section 7.05 shall survive the resignation or removal of the Trustee, the Securities Administrator, the Custodian or the Paying Agent and the termination of this Agreement and the resignation or removal of the Custodian under any custodial agreement.

The Trustee may receive an additional indemnity from a party acceptable to the Trustee.

Section 7.06. Eligibility Requirements for the Trustee and the Securities Administrator.

The Trustee and the Securities Administrator hereunder shall at all times (i) be a corporation or an association organized and doing business under the laws of a state or the United States of America, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $[50,000,000], (iv) be subject to supervision or examination by federal or state authority, (v) have a credit rating which would not cause any of the Rating Agencies to reduce its respective then-current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) and (vi) not be an affiliate of the Servicer[s] or any successor Servicer. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 7.06, the Trustee or the Securities Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 7.07 hereof. The entity serving as Trustee or Securities Administrator may have normal banking and trust relationships with the Depositor and its affiliates.

Section 7.07. Resignation and Removal of Trustee or Securities Administrator.

The Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Depositor, the Master Servicer, the Servicer[s], each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 7.08, such resignation is to take effect, and acceptance by a successor trustee or securities administrator, as applicable, in accordance with Section 7.08 meeting the qualifications set forth in Section 7.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee or the Securities Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 7.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee, the Servicer[s] and the successor trustee.

The Holders of Certificates entitled to at least [51]% of the Voting Interests each may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee to the Servicer[s], one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.07 shall become effective upon acceptance by the successor trustee of appointment as provided in Section 7.08 hereof.

Section 7.08. Successor Trustee or Securities Administrator.

Any successor trustee or successor securities administrator appointed as provided in Section 7.07 hereof shall execute, acknowledge and deliver to the Depositor, the Seller, its predecessor trustee and the Servicer[s] an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein. The Depositor, the Servicer[s], the Seller and the predecessor trustee or predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties, and obligations.

No successor trustee or successor securities administrator shall accept appointment as provided in this Section 7.08 unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 7.06 hereof, and such appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section 7.08, the Depositor shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within [10] days after acceptance of appointment by the successor trustee or successor securities administrator, the successor trustee or successor securities administrator shall cause such notice to be mailed at the expense of the Depositor.

Section 7.09. Merger or Consolidation of Trustee or Securities Administrator.

Any corporation into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation succeeding to the business of the Trustee or the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator hereunder, provided that such corporation shall be eligible under the provisions of Section 7.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.10. Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer[s] and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 7.10, such powers, duties, obligations, rights and trusts as the Servicer[s] and the Trustee may consider necessary or desirable. If the [related] Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 7.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) To the extent necessary to effectuate the purposes of this Section 7.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and each such separate trustee or co-trustee jointly (it being understood that each such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the [related] Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees at the same time, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer[s] and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 7.11. Tax Matters.

(a) It is intended that the assets with respect to which the REMIC elections are to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, REMICs as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Tax Matters Person covenants and agrees that it shall act as agent (and the Tax Matters Person is hereby appointed to act as agent) on behalf of each such REMIC and that in such capacity it shall: (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC (including IRS Form 8811, or any successor form adopted by the Internal Revenue Service, in the time and manner specified in Treasury Regulation Section 1.6049-7(b)(1)), containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules and prepare, or cause to be prepared, and make available, or cause to be made available, to the Certificateholders and the Securities Administrator the schedules, statements or information at such times and in such manner as may be required thereby, including the information described in Treasury Regulation Section 1.6049-7(e)(2) in the time and manner specified in Treasury Regulation Section 1.6049-7(e)(3); (ii) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (iii) pay, or cause to be paid, the amount of any federal, state or local tax, including prohibited transaction taxes as described below, imposed on any such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Tax Matters Person, on behalf of the Trustee, or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Tax Matters Person, on behalf of the Trustee, from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (iv) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (v) maintain, or cause to be maintained, records relating to any such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (vi) as and when necessary and appropriate, represent, or arrange for the representation of, any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of any such REMIC in relation to any tax matter or controversy involving it.

The Securities Administrator covenants and agrees that it shall (i) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders, the Internal Revenue Service and, if necessary, state tax authorities, all information returns on IRS Form 1099 as and when required to be provided to them in accordance with the REMIC Provisions; (ii) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each REMIC created hereunder under the REMIC Provisions; and (iii) not knowingly or intentionally take any action or omit to take any action that would cause an Adverse REMIC Event.

To enable the Tax Matters Person, on behalf of the Trustee, to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Tax Matters Person within 10 days after the Closing Date all information or data that the Tax Matters Person requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Tax Matters Person promptly upon written request therefor, any such additional information or data that the Tax Matters Person may, from time to time, reasonably request in order to enable the Tax Matters Person to perform its duties as set forth herein. The Depositor hereby indemnifies the Tax Matters Person for any losses, liabilities, damages, claims or expenses of the Tax Matters Person arising from any errors or miscalculations of the Tax Matters Person that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Tax Matters Person on a timely basis. The indemnification of this subsection shall survive the termination of this Agreement and the resignation or removal of the Tax Matters Person.

Each of the Tax Matters Person, the Depositor and the Servicer[s] covenants and agrees that (i) it shall, to the extent such matters are under its control, conduct matters relating to the assets of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC created hereunder under the REMIC Provisions (and, with respect to matters that are under its control and which are otherwise required to be performed by the Tax Matters Person pursuant to this Agreement, the Tax Matters Person shall maintain the treatment of the Basis Risk Reserve Fund and the rights with respect to payments from the Basis Risk Reserve Fund as provided in paragraph (b) below), and (ii) it shall not knowingly or intentionally take any action or omit to take any action that would cause an Adverse REMIC Event.

(b) The Tax Matters Person shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Holders of the Class [    ] Certificates and that is not an asset of any REMIC and all amounts deposited into the Basis Risk Reserve Fund shall be treated as amounts distributed to the Class [    ] Certificateholders.

(c) The Tax Matters Person shall treat the Owners of Certificates (other than the Class [    ] and Class R Certificates) as having entered into a notional principal contract with respect to the Owners of the Class [    ] Certificates. Pursuant to each such notional principal contract, all Owners of LIBOR Certificates shall be treated as having agreed to pay, on each Distribution Date, to the Owners of the Class [    ] Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the interest in the Upper Tier REMIC corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class I Shortfall”). A Class I Shortfall payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, and a Class I Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Owner of the Class [    ] Certificates shall be treated as having agreed to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls to the Owners of the LIBOR Certificates in accordance with the terms of this Agreement. Any payments to the Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1). Thus, each LIBOR Certificate shall be treated as representing not only ownership of regular interests in the Upper Tier REMIC, but also ownership of an interest in (and obligations with respect to) a notional principal contract. For tax purposes, the notional principal contract shall be deemed to have a value of $10,000.

(d) Notwithstanding the priority and sources of payments set forth in Article VI hereof or otherwise, the Tax Matters Person shall account for all distributions on the Certificates as set forth in this section. In no event shall any payments of Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls provided for in this section be treated as payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

(e) The Preliminary Statement to this Agreement sets forth the designations and “latest possible maturity date” for federal income tax purposes of all interests in each of the REMICs created hereby. Each REMIC’s fiscal year shall be the calendar year.”

Section 7.12. REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to treat such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Seller, the Servicer[s] or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in a Trust Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Securities Administrator has received an Opinion of Counsel prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 3.03 of this Agreement, as applicable, accept any contribution to any REMIC without receipt of an Opinion of Counsel stating that such contribution will not result in an Adverse REMIC Event.

Section 7.13. Reporting Requirements of the Commission and Indemnification.

(a) [On or before March 1 of each calendar year, the Securities Administrator and the Trustee shall each deliver to the Master Servicer, the Servicer[s][, the Subservicer] and the Depositor a report regarding its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), as of and for the period ending the end of each fiscal year, with respect to asset-backed security transactions taken as a whole involving the Securities Administrator and the Trustee, as applicable, and that are backed by the same asset type as the Mortgage Loans. Each such report shall include all of the statements required under paragraph (a) of Item 1122 of Regulation AB (§ 229.1122(a)).]

(b) [On or before March 1 of each calendar year, the Securities Administrator and the Trustee shall each deliver to the Master Servicer, the Servicer[s][, the Subservicer] and the Depositor (and in the case of the Trustee, to the Securities Administrator) a report by a registered public accounting firm that attests to, and reports on, the assessment made by such asserting party pursuant to subsection (a) above. Each such report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.]

(c) [The Securities Administrator and the Trustee shall each notify the Master Servicer, the Servicer[s][, the Subservicer] and the Depositor (and in the case of the Trustee, shall additionally notify the Securities Administrator) (i) of any legal proceedings pending against the Securities Administrator or the Trustee, as applicable, of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Securities Administrator or the Trustee, as applicable, shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the Sponsor, the Trustee, the Master Servicer, the Servicer[s], any originator contemplated by Item 1110 (§ 229.1110) of Regulation AB, any significant obligor contemplated by Item 1112 (§ 229.1112) of Regulation AB, any enhancement or support provider contemplated by Items 1114 or 1115 (§§ 229.1114-1115) of Regulation AB or any other material party to the Trust Fund contemplated by Item 1100(d)(1) (§ 229.1100(d)(1)) of Regulation AB, as applicable.]

ARTICLE VIII

MASTER SERVICER EVENTS OF DEFAULT

Section 8.01. Master Servicer Events of Default; Trustee To Act; Appointment of Successor.

(a) The occurrence of any one or more of the following events shall constitute a “Master Servicer Event of Default”:

(i) [Any failure by the Master Servicer to cause to be deposited in the Collection Account any amount so required to be deposited pursuant to this Agreement (other than a Monthly Advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(ii) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Securities Administrator or to the Master Servicer and the Trustee by the Majority Certificateholders; or

(iii) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of [60] days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

(iv) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(v) The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(vi) The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 5.19 hereof; or

(vii) If a representation or warranty set forth in Section 5.01 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer and the Trustee by the Majority Certificateholders; or

(viii) A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and the Majority Certificateholders; or

(ix) The Master Servicer has notice or actual knowledge that the [related] Servicer at any time is not either a Fannie Mae- or Freddie Mac-approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under this Agreement and replaced the Servicer with an Fannie Mae- or Freddie Mac-approved servicer within [60] days of the date the Master Servicer receives such notice or acquires such actual knowledge; or

(x) Any failure of the Master Servicer to remit to the Securities Administrator any Monthly Advance required to be made to the Securities Administrator for the benefit of Certificateholders under the terms of this Agreement, which failure continues unremedied as of the close of business on the Business Day prior to a Distribution Date.

If a Master Servicer Event of Default described in clauses (i) through (ix) of this Section 8.01 shall occur, then, in each and every case, subject to applicable law, so long as any such Master Servicer Event of Default shall not have been remedied within any period of time prescribed by this Section 8.01, the Trustee, upon obtaining actual knowledge thereof, by notice in writing to the Master Servicer may, and shall, if so directed by the Majority Certificateholders, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (x) of this Section 8.01 shall occur, then, in each and every case, subject to applicable law, so long as such Master Servicer Event of Default shall not have been remedied within the time period prescribed by clause (x) of this Section 8.01, the Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under the terms of this Agreement; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicer[s] of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated shall bear all reasonable out-of-pocket costs of a master servicing transfer, including but not limited to those of the Trustee, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.]

The Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to master service the Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefore, such reimbursement shall be an expense of the Trust Fund and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Collection Account pursuant to Section 5.07(viii); provided that the terminated Master Servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund; and provided, further, that the Trustee shall take such action, if any, as provided in this Agreement and as directed by the Certificateholders pursuant thereto with respect to pursuing any remedy against any party obligated to make such reimbursement.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 5.07 to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Master Servicer Event of Default shall occur, of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall promptly notify each Rating Agency of the nature and extent of such Master Servicer Event of Default. The Securities Administrator or the Master Servicer shall immediately give written notice by facsimile to the Trustee upon the Master Servicer’s failure to remit Monthly Advances on the date specified herein.

(b) On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 8.01(a) or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 5.20, the Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Monthly Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 5.01. In the Trustee’s capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement.

(c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer. Such successor Master Servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund and the Trustee for such Affiliate’s actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying the Servicer[s] of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Trustee or such successor master servicer, as applicable, all amounts or investment property which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any payment hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

Section 8.02. Additional Remedies of Trustee Upon Event of Default. During the continuance of any Master Servicer Event of Default, so long as such Master Servicer Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 8.03. Waiver of Defaults. The Majority Certificateholders may, on behalf of all Certificateholders, waive any default or Master Servicer Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Collection Account that would result in a failure of the Securities Administrator to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 8.04. Notification to Holders. Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the applicable Register. The Trustee shall also, within [45] days after the occurrence of any Master Servicer Event of Default known to the Trustee, give written notice thereof to Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such [45]-day period.

Section 8.05. Directions by Certificateholders and Duties of Trustee During Master Servicer Event of Default. During the continuance of any Master Servicer Event of Default, the Majority Certificateholders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

Section 8.06. Action Upon Certain Failures of the Master Servicer and Upon Master Servicer Event of Default. In the event that a Responsible Officer of the Trustee or the Securities Administrator shall have actual knowledge of any action or inaction of the Master Servicer that would become a Master Servicer Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee or Securities Administrator, as applicable, shall give notice thereof to the Master Servicer.

Section 8.07. Preparation of Reports.

(a) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, within [15] days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards customary for securities similar to the Certificates as required by the Exchange Act and the rules and regulations of the Commission (the “SEC Rules”), file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D with (i) a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto and (ii) such other information as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (§ 229.1121) of Regulation AB, so long as such information is made available to the Administrator in a format compatible with EDGAR filing requirements. Prior to January 30, 20[ ], the Securities Administrator shall, in accordance with industry standards applicable to the Certificates, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 31, 20[ ] and prior to March 31 in each succeeding year so long as a Form 15 has not been filed for the prior calendar year, the Securities Administrator shall file (and the Master Servicer will execute) a Form 10-K, in substance conforming to industry standards applicable to the Certificates, with respect to the Trust Fund.] The Form 10-K shall include (w) the certification required pursuant to Rule 13a-14 under the Exchange Act and any future guidance from the Commission (the “Form 10-K Certification”) signed by or on behalf of the Depositor, (x) the annual certifications delivered by the Trustee, the Securities Administrator, the Master Servicer, the Servicer[s] [(or the Subservicer on its behalf)], any Subcontractor and the Custodian pursuant to this Agreement and the Subservicing Agreement, (y) the related public accounting firm attestation reports and (z) such other information as is required by the SEC Rules and Regulation AB. If any party’s report on assessment of compliance with servicing criteria required by clause (x) in the immediately preceding sentence, or the related public accounting firm attestation report required by clause (y) in the immediately preceding sentence, identifies any material instance of noncompliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), the Securities Administrator shall identify the material instance of noncompliance in such report in the Form 10-K; and in the event that the Securities Administrator is unable to include any report required by either clause (x) or (y) in the immediately preceding sentence in the Form 10-K, the Securities Administrator shall disclose such fact in the Form 10-K together with an explanation as to why such report is not included as an exhibit to the Form 10-K. The Trustee and the Securities Administrator shall have no liability for any delay in filing the Form 10-K due to the failure of such party to timely sign the Form 10-K or Form 10-K Certification. The Depositor hereby grants, and in the case of the Form 10-K Certification, an Authorized Officer of the Depositor will grant, to the Master Servicer and the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer and the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this section.

(b) Each person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust Fund for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

(c) To the extent that, following the Closing Date, the contents of Forms 8-K, 10-K or other Forms required by the Exchange Act and the Rules and Regulations of the Commission and the time by which such Forms are required to be filed, differs from the provisions of this Agreement, the parties hereto hereby agree that each shall reasonably cooperate to amend the provisions of this Agreement (in accordance with Section 10.03) in order to comply with such amended reporting requirements and such amendment of this Agreement. Any such amendment may result in the reduction of the reports filed by the Servicer[s] under the Exchange Act. Notwithstanding the foregoing, none of the Depositor, the Master Servicer, the Servicer[s] or the Securities Administrator shall be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

ARTICLE IX

TERMINATION

Section 9.01. Termination. The respective obligations and responsibilities of the Master Servicer, the Securities Administrator, the Depositor, the Servicer[s] and the Trustee created hereby (other than obligations expressly stated to survive the termination of the Trust Fund) shall terminate on the day after the day on which the Certificates are paid in full (including payment pursuant to Section 9.02 below) (the “Termination Date”). In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof, and (ii) the Latest Possible Maturity Date.

Section 9.02. Optional Termination of the Trust Fund.

(a) [On any Distribution Date occurring on or after the Initial Purchase Date, the [related] [Servicer] shall have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund for a price equal to the Termination Price. The Master Servicer and the Servicer[s] will be reimbursed from the Termination Price for any outstanding Monthly Advances, Servicing Advances and unpaid Servicing Fees and other amounts not previously reimbursed pursuant to the provisions of this Agreement, as applicable, and the Securities Administrator, the Trustee and the Custodian shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to this Agreement. If such option is exercised, the Trust Fund will be terminated resulting in a mandatory redemption of the Certificates. The [related] [Servicer] shall deliver written notice of its intention to exercise such option to the Securities Administrator, the Trustee and the Master Servicer not less than [30] days prior to the applicable Distribution Date. If the [related] [Servicer] fails to exercise such option on the Initial Purchase Date, the Certificate Interest Rate for each Class of Certificates will be increased as set forth in the table in the Preliminary Statement herein beginning on the Step-up Date and for each Distribution Date thereafter.

In connection with such purchase, the [related] [Servicer] shall remit to the Master Servicer all amounts then on deposit in the Custodial Account (other than amounts permitted to be withdrawn by it pursuant to Section 4.02(e)) for deposit to the Collection Account.

(b) Promptly following any such purchase pursuant to paragraph (a) of this Section and receipt of an Officer’s Certificate of the [related] [Servicer] that the purchase price has been deposited in the Collection Account, the Trustee or the Custodian shall release the Mortgage Files to the purchaser of such Mortgage Loans pursuant to this Section 9.02, or otherwise upon its order.]

Section 9.03. Certain Notices upon Final Payment. The Master Servicer or the Securities Administrator, as applicable, shall give the Trustee, each Rating Agency, each Certificateholder and the Depositor at least [thirty (30)] days’ prior written notice of the date on which the Trust Fund is expected to terminate in accordance with Section 9.01, or the date on which the Certificates will be redeemed in accordance with Section 9.02. Not later than the fifth Business Day in the Collection Period in which the final payment in respect to the Certificates is payable to the Certificateholders, the Securities Administrator shall mail to the Certificateholders a notice specifying the procedures with respect to such final payment. The Securities Administrator on behalf of the Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to Certificateholders. Following the final payment thereon, such Certificates shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans, the Mortgage Files or any proceeds of the foregoing.

Section 9.04. Additional Termination Requirements.

(a) In the event the [related] [Servicer] exercises its purchase option, as provided in Section 9.02, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Securities Administrator have been supplied with an Opinion of Counsel, at the expense of the Securities Administrator, to the effect that the failure to comply with the requirements of this Section 9.04 will not result in an adverse REMIC Event:

(i) The Trustee shall sell all of the assets that constitute the Trust Fund for cash as provided in Section 9.02, and, within 90 days of such sale (such period the “90-day liquidation period”), shall distribute to (or credit to the account of) the Holders of the Certificates the proceeds of such sale together with other cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund and each REMIC created hereunder; and

(ii) The Tax Matters Person shall attach (or cause to be attached) a statement to the final federal income tax return for each REMIC created hereunder stating that pursuant to Treasury Regulation § 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold the assets of the Trust Fund pursuant to Section 9.1(a)(i).

(b) Notwithstanding anything herein to the contrary, the portion of the purchase price required to be paid by Section 9.02 that is contained in clause (D) thereof shall not be paid to any REMIC formed hereby. Instead, such amount shall be paid by the purchaser directly to the holder of the Class [ ] Certificates pursuant to a cash settled option contract. As a result, such amount shall not be paid to any REMIC or distributed by any REMIC.

(c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Tax Matters Person, the Trustee and the Securities Administrator to undertake the above-described actions.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01. Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 10.02. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 10.03. Amendment.

(a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders of the Certificates, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or in any other Operative Agreement, to make any other provisions with respect to matters or questions arising under this Agreement, (iii) to make any other provision with respect to matters or questions arising under this Agreement (iv) to add, delete, or amend any provisions to the extent necessary or desirable relating to any Class of Certificates issued pursuant to this Agreement that is subordinate in rights of payment of interest and principal to each Class of Certificates issued pursuant to this Agreement on the Closing Date, or (v) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code or ERISA and applicable regulations. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel (which shall be an expense of the party requesting such amendment and shall not be an expense of the Trust Fund or the Trustee), (1) affect the status of the Certificates as debt for federal income tax purposes and (2) nor shall such amendment effected pursuant to clauses (iii) or (iv) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates.

(b) This Agreement may also be amended from time to time by the parties hereto, with the consent of the Certificateholders representing [66-2/3]% Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be paid on any Class of Certificates, without the consent of the Certificateholders of such Class or (ii) reduce the aforesaid percentages of Class Principal Amount of Certificates, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount of the Certificates. For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of Book-Entry Certificates, the related Certificate Owners.

(c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to each Rating Agency.

(d) It shall not be necessary for the consent of Holders under this Section 10.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 10.04. Acts of Certificateholders. Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders agree to take such action or give such consent or approval.

Section 10.05. Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor on direction and at the expense of Holders of not less than 66-2/3% of the Certificate Principal Balance of the Certificates and of the Holder of the Ownership Certificate requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders, or is necessary for the administration or servicing of the Mortgage Loans.

Section 10.06. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.07. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows or delivered by facsimile (or such other address as may hereafter be furnished to the other party by like notice):

(i)            if to the Seller:

[[Taylor, Bean & Whitaker Mortgage Corp.]
101 NE 2nd Street
Ocala, Florida 34470]
Attention: [     ]
Facsimile: [     ]

with a copy to:

[Taylor, Bean & Whitaker Mortgage Corp.]
101 NE 2nd Street
Ocala, Florida 34470
Attention: General Counsel
Facsimile: [     ]]

(ii)           if to the Servicer:

(a)	[[Taylor, Bean & Whitaker Mortgage Corp.]
        101 NE 2nd Street
Ocala, Florida 34470]
Attention: [     ]
Facsimile: [     ]

with a copy to:

[Taylor, Bean & Whitaker Mortgage Corp.]
101 NE 2nd Street
Ocala, Florida 34470
Attention: General Counsel
Facsimile: [     ]]

(b)	[ ]

with a copy to:

[     ]

(iii)          if to the Master Servicer:

[                                        ]
[                                        ]

(iv)          if to the Securities Administrator:

[                                        ]
[                                        ]

(v)           if to the Trustee:

[                                        ]
[                                        ]

if to the Depositor:

TBALT Corp.
1690 Stone Village Lane, No. 102
Kennesaw, Georgia 30152
Attention: [     ]
Facsimile: [     ]

with a copy to:

TBALT Corp.
1690 Stone Village Lane, No. 102
Kennesaw, Georgia 30152
Attention: [     ]
Facsimile: [     ]

All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 10.07.

Section 10.08. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.09. Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 10.10. Headings Not To Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 10.11. Benefits of Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

Section 10.12. Special Notices to the Rating Agencies.

(a) The Servicer[s] shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

(vi) any amendment to this Agreement pursuant to Section 10.03; and

(vii) the making of a final payment hereunder.

(b) All notices to the Rating Agencies provided for by this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

if to [     ]:

[                                        ]
[                                        ]

if to [      ]:

[                                        ]
[                                        ]

(b) The Securities Administrator shall make available to the Rating Agencies each report prepared pursuant to Section 5.08.

Section 10.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

TBALT CORP.,
as Depositor

By:
Name: [ ]
Title: [ ]

[Taylor, Bean & Whitaker Mortgage Corp.], as [a] Servicer and Seller

By:
Name: [ ]
Title: [ ]

[[ ], as a Servicer

By:
Name: [ ]
Title: [ ]]

[ ], not in its individual capacity but solely as Trustee

By:
Name: [ ]
Title: [ ]

[ ], as Securities Administrator and Master Servicer

By:
Name: [ ]
Title: [ ]

1

[     ]       )
         )ss.:
[     ]       )

On the [        ]th day of [         ] before me, a notary public in and for said State, personally appeared [    ] known to me to be a [     ] of [     ] that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[ ]
Notary Public

[SEAL]

[STATE OF FLORIDA]	)
)ss.:
[COUNTY OF [ ]]	)

On the [     ] before me, a notary public in and for said State, personally appeared [    ] known to me to be an [    ] of TBALT Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[ ]
Notary Public

[Notarial Seal]

[ ]	)
)ss.:
[ ]	)

On the [      ]th day of [      ] before me, a notary public in and for said State, personally appeared [     ] known to me to be a [     ] of [     ] that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[ ]
Notary Public

[SEAL]

[ ]	)
)ss.:
[ ]	)

On the [      ]th day of [      ] before me, a notary public in and for said State, personally appeared [     ] known to me to be a [     ] of [     ] that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[ ]
Notary Public

[SEAL]

EXHIBIT A-1

FORM OF INITIAL CERTIFICATION

Date

[     ]
[     ]

TBALT Corp.
1690 Stone Village Lane, No. 102
Kennesaw, Georgia 30152
Attention: [     ]

Re:          Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [     ] by and among TBALT Corp., as Depositor, [     ], as Trustee, [     ], as Securities Administrator and Master Servicer[,] [[and] Taylor, Bean & Whitaker Mortgage Corp.], as Seller and [a] Servicer [and [     ], as a servicer]

Ladies and Gentlemen:

In accordance with Section [2.02(a)] of the Pooling and Servicing Agreement, subject to review of the contents thereof, the undersigned, as Custodian, hereby certifies that it has received the documents listed in Section [2.01(b)] of the Pooling and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A to the Pooling and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This certificate is subject in all respects to the terms of Section [2.02] of the Pooling and Servicing Agreement and the Pooling and Servicing Agreement sections cross-referenced therein.

[Custodian]

By:
Name:
Title:

EXHIBIT A-2

FORM OF INTERIM CERTIFICATION

Date

[     ]
[     ]

TBALT Corp.
1690 Stone Village Lane, No. 102
Kennesaw, Georgia 30152
Attention: [     ]

Re:          Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [     ] by and among TBALT Corp., as Depositor, [     ], as Trustee, [     ], as Securities Administrator and Master Servicer[,] [[and] Taylor, Bean & Whitaker Mortgage Corp.], as Seller and [a] Servicer [and [     ], as a servicer]

Ladies and Gentlemen:

In accordance with Section [2.02(b)] of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section [2.01(b)] of the Pooling and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement including, but not limited to, Section [2.02(b)].

[Custodian]

By:
Name:
Title:

A-2-1

EXHIBIT A-3

FORM OF FINAL CERTIFICATION

Date

[     ]
[     ]

TBALT Corp.
1690 Stone Village Lane, No. 102
Kennesaw, Georgia 30152
Attention: [     ]

Re:          Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [     ] by and among TBALT Corp., as Depositor, [     ], as Trustee, [     ], as Securities Administrator and Master Servicer[,] [[and] Taylor, Bean & Whitaker Mortgage Corp.], as Seller and [a] Servicer [and [     ], as a servicer]

Ladies and Gentlemen:

In accordance with Section [2.02(d)] of the Pooling and Servicing Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section [2.01(b)] of the Pooling and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

[Custodian]

By:
Name:
Title:

A-3-1

EXHIBIT A-4

FORM OF ENDORSEMENT

Pay to the order of [     ], as trustee (the “Trustee”) under the Pooling and Servicing Agreement dated as of [     ] by and among TBALT Corp., as Depositor, the Trustee, [     ], as Securities Administrator and Master Servicer[,] [[and] Taylor, Bean & Whitaker Mortgage Corp.], as Seller and Servicer [and [     ], as a Servicer], relating to TBW Mortgage Trust Mortgage Pass-Through Certificates, Series [     ] without recourse.

[current signatory on note]

By:
Name:
Title:

A-4-1

EXHIBIT A-5

REQUEST FOR RELEASE

[     ]
[     ]

[     ]
[     ]

Re:
Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [     ] by and among TBALT Corp., as Depositor, [     ], as Trustee, [     ], as Securities Administrator and Master Servicer[,] [[and] Taylor, Bean & Whitaker Mortgage Corp.], as Seller and [a] Servicer [and [     ], as a Servicer]

In connection with the administration of the Mortgage Loans held by the Custodian for the benefit of the Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Paid in Full and proceeds have been deposited into the Collection Account

_____	2.	Foreclosure

_____	3.	Substitution

_____	4.	Other Liquidation

_____	5.	Nonliquidation Reason:

By:
Name:
Title:

EXHIBIT B

FORM OF LOST NOTE AFFIDAVIT

I, _________________________________________, being duly sworn, do hereby state under oath that:

1. I am a duly elected ______________________ of [Taylor, Bean & Whitaker Mortgage Corp.] (the “Company”) and am duly authorized to make this affidavit.

2. This affidavit is being delivered in connection with the transfer of the Mortgage Loan described in Paragraph 3 hereof by the Company pursuant to the Pooling and Servicing Agreement, dated as of [     ], among TBALT Corp., as Depositor, [     ], as Trustee, [     ], as Securities Administrator and Master Servicer[,] [[and] Taylor, Bean & Whitaker Mortgage Corp.], as Seller and [a] Servicer [and [     ], as a Servicer], relating to the TBW Mortgage Trust Mortgage Pass-Through Certificates, Series [     ] (the “Agreement”).

3. The ______________ is the payee under the following described Mortgage Note (“Mortgage Note”) which evidences the obligation of the borrower(s) to repay the Mortgage Loan:

Loan Number: __________________________________
Mortgage Note Date:_____________________________
Borrower(s): ___________________________________
Original Payee (if not the Company): ___________
Original Amount:________________________________
Mortgage Rate: _________________________________
Address of Mortgaged Property: _________________
________________________________________________

4. The Company is the lawful owner of the Mortgage Note and has not cancelled, altered, assigned or hypothecated the Mortgage Note.

5. A thorough and diligent search for the executed original Mortgage Note was undertaken and was unsuccessful.

6. Attached hereto is a true and correct copy of the Mortgage Note.

7. The Mortgage Note has not been endorsed by the Company in any manner inconsistent with its transfer of the Mortgage Loan under the Mortgage Loan Purchase Agreement.

8. Without limiting the generality of the rights and remedies of the Trustee contained in the Agreement, the Company hereby confirms and agrees that in the event the inability to produce the executed original Mortgage Note results in a breach of the representations, warranties and covenants appearing in Exhibit A to the Mortgage Loan Purchase Agreement and Section [3.01] of the Agreement, the Company shall repurchase the Mortgage Loan at the Purchase Price and otherwise in accordance with Section [3.03] of the Agreement. In addition, the Company covenants and agrees to indemnify the Trustee and the Trust Fund from and hold them harmless against any and all losses, liabilities, damages, claims or expenses arising from the Company’s failure to have delivered the Mortgage Note to the Trustee, including without limitation any such losses, liabilities, damages, claims or expenses arising from any action to enforce the indebtedness evidenced by the Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of the Mortgage Note.

9. In the event that the Company locates the executed original Mortgage Note, it shall promptly provide the Mortgage Note to the Trustee.

10. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement.

Date: __________________

(signature)

(print name)

(print title)

EXHIBIT C

CUSTODIAL AGREEMENT

C-1

EXHIBIT D

CUSTODIAL ACCOUNT LETTER AGREEMENT

______________ ___, ____

To:      ___________________________
         ___________________________
         ___________________________
            (the “Depository”)

As [a] Servicer under the Pooling and Servicing Agreement dated as of [ ], by and among TBALT Corp., as Depositor, you, as Trustee, [ ], as Securities Administrator and Master Servicer[,] [[and] Taylor, Bean & Whitaker Mortgage Corp.], as Seller and [a] Servicer [and [ ] as a Servicer] (the “Pooling and Servicing Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section [4.02(d)] of the Pooling and Servicing Agreement, designated as “Taylor, Bean & Whitaker Mortgage Corp. in trust for [ ], as Trustee for the TBW Mortgage Trust Mortgage Pass-Through Certificates, Series [ ].” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

[TAYLOR, BEAN & WHITAKER MORTGAGE CORP.] Servicer

By:
Name:
Title:
Date:

D-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:
Name:
Title: Date:

D-2

EXHIBIT E

ESCROW ACCOUNT LETTER AGREEMENT

______________ ___, ____

To:      ___________________________
         ___________________________
         ___________________________
            (the “Depository”)

As [a] Servicer under the Pooling and Servicing Agreement dated as of [ ], by and among TBALT Corp., as Depositor, you, as Trustee, [ ], as Securities Administrator and Master Servicer[,] [[and] Taylor, Bean & Whitaker Mortgage Corp.] as Seller and [a] Servicer [and [ ], as a Servicer] (the “Pooling and Servicing Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section [4.02(f)] of the Pooling and Servicing Agreement, designated as “Taylor, Bean & Whitaker Mortgage Corp. in trust for [ ], as Trustee for the TBW Mortgage Trust Mortgage Pass-Through Certificates, Series [ ].” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

[TAYLOR, BEAN & WHITAKER MORTGAGE CORP.] Servicer

By:
Name:

E-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:
Name:

E-2

EXHIBIT F

[INSERT FORMS OF SERVICING REMITTANCE REPORTS]

F-1

SCHEDULE A

MORTGAGE LOAN SCHEDULE

Sch II-A-1

[SCHEDULE B

REVOLVING CREDIT LOAN SCHEDULE]

Sch II-B-1